Exhibit 10.11

OFFICE LEASE

NETPARK TAMPABAY

by and between

BLUETT CAPITAL REALTY, INC., a Florida corporation,

as Authorized Agent for Landlord

and

CONTINENTAL BENEFITS, LLC, a Florida limited liability company, Tenant

i

11.	UTILITIES		18
	11.1	Utilities	18
12.	FLOOR LOADS		19
	12.1	Floor Loads	19
13.	LOSS, DAMAGE AND INJURY		19
	13.1	Loss, Damage and Injury	19
14.	REPAIRS BY LANDLORD		20
	14.1	Repairs by Landlord	20
15.	ALTERATIONS, TITLE AND PERSONAL PROPERTY		20
	15.1	Alterations	20
	15.2	Title	21
	15.3	Tenant’s Personal Property	21
	15.4	Required Removal of Tenant’s Personal Property and Cabling	21
16.	INSURANCE		21
	16.1	Tenant’s Insurance	21
	16.2	Tenant’s Failure to Insure	22
	16.3	Compliance with Policies	23
	16.4	Waiver of Right of Recovery	23
	16.5	Landlord’s Insurance	23
17.	DAMAGE AND DESTRUCTION		23
	17.1	Landlord’s Obligation to Repair and Reconstruct	23
	17.2	Termination of Lease	24
	17.3	Demolition of the Building	24
	17.4	Insurance Proceeds	24
18.	CONDEMNATION		24
	18.1	Termination	24
	18.2	Rights to Award	25
19.	BANKRUPTCY		25
	19.1	Event of Bankruptcy	25
	19.2	Assumption by Trustee	26
20.	DEFAULT PROVISIONS AND REMEDIES		26
	20.1	Events of Default	26
	20.2	Remedies	27
	20.3	Damages	28
	20.4	No Waiver	29
	20.5	Remedies Not Exclusive	29
	20.6	Persistent Failure to Pay Rent	29
21.	LANDLORD’S LIEN		29
	21.1	Landlord’s Lien	29
22.	INDEMNITY		30
	22.1	Indemnity	30
23.	LIMITATION ON LANDLORD LIABILITY		30
	23.1	Limitation on Landlord Liability	30
24.	LANDLORD OBLIGATIONS		31
	24.1	Landlord Obligations	31

25.	ASSIGNMENT AND SUBLETTING		31
	25.1	Prohibited Without Landlord’s Consent	31
	25.2	Stock Transfer	31
	25.3	Rents from Transfer	32
	25.4	Procedure for Obtaining Landlord’s Consent	32
26.	HOLDING OVER		32
	26.1	Holding Over	32
27.	SUBORDINATION AND ATTORNMENT		33
	27.1	Subordination and Attornment	33
28.	ESTOPPEL CERTIFICATES		33
	28.1	Estoppel Certificates	33
29.	PEACEFUL AND QUIET POSSESSION		34
	29.1	Peaceful and Quiet Possession	34
30.	LANDLORD’S ACCESS TO PREMISES		34
	30.1	Landlord’s Access to Premises	34
31.	RELOCATION		34
	31.1	Relocation	34
32.	BROKERS, COMMISSIONS, ETC.		34
	32.1	Brokers, Commissions, Etc	34
33.	RECORDATION		35
	33.1	Recordation	35
34.	MISCELLANEOUS		35
	34.1	Separability	35
	34.2	Applicable Law	35
	34.3	Authority	35
	34.4	No Discrimination	35
	34.5	Integration of Agreements	35
	34.6	Third Party Beneficiary	36
	34.7	Captions; Gender	36
	34.8	Successors and Assigns	36
	34.9	Waiver of Jury Trial	36
	34.10	Joint and Several Liability	36
	34.11	Notices	36
	34.12	Effective Date of this Lease	37
	34.13	Construction Liens	37
	34.14	Waiver of Right of Redemption	37
	34.15	Mortgagee’s Performance	37
	34.16	Mortgagee’s Liability	37
	34.17	Schedules	37
	34.18	Time of Essence	38
	34.19	Amendment	38
	34.20	Rent a Separate Covenant	38
	34.21	Absence of Option	38
	34.22	Attorneys’ Fees	38
	34.23	Financial Reports	38

35.	ROOF AND CONNECTING RIGHTS		38
	35.1	Roof and Connecting Rights	38
36.	SIGNAGE		40
	36.1	Signage	40
37.	AMENITIES		40
	37.1	Amenities	40
38.	RADON		40
	38.1	Radon	40
39.	PARKING AREAS		40
	39.1	Parking Areas	40
40.	REPRESENTATIONS AND WARRANTIES		41
	40.1	Tenant’s Representations and Warranties	41
41.	ANTI-TERRORISM STATUTE COMPLIANCE		41
	41.1	Anti-Terrorism Statute Compliance	41

SCHEDULES

A	-	Plat showing location of the Premises
B	-	Tenant Improvements
C	-	Rules and Regulations
D	-	Commencement Date Certificate
X	-	Method of Building Measurement for Office Space

OFFICE LEASE

NETP@RK.TAMPABAY

THIS OFFICE LEASE (this “Lease”) is made and entered into as of the _____ day of ____, 201___, by and between NETPARK HOLDING, LLC; NNN NETPARK, LLC; NNN NETPARK 1, LLC; NNN NETPARK 2, LLC; NNN NETPARK 3, LLC; NNN NETPARK 4, LLC; NNN NETPARK 5, LLC; NNN NETPARK 6, LLC; NNN NETPARK 7, LLC; NNN NETPARK 8, LLC; NNN NETPARK 9, LLC; NNN NETPARK 10, LLC; NNN NETPARK 12, LLC; NNN NETPARK 13, LLC; NNN NETPARK 15, LLC; NNN NETPARK 16, LLC; NNN NETPARK 17, LLC; NNN NETPARK 18, LLC; NNN NETPARK 19, LLC; NNN NETPARK 20, LLC; NNN NETPARK 21, LLC; NNN NETPARK 22, LLC; NNN NETPARK 23, LLC; NNN NETPARK 24, LLC; NNN NETPARK II, LLC; NNN NETPARK II 1, LLC; NNN NETPARK II 2, LLC; NNN NETPARK II 3, LLC; NNN NETPARK II 4, LLC; NNN NETPARK II 5, LLC; NNN NETPARK II 6, LLC; NNN NETPARK II 7, LLC; NNN NETPARK II 8, LLC; NNN NETPARK II 9, LLC; NNN NETPARK II 10, LLC, each a Delaware limited liability company (“Landlord”), acting by and through BLUETT CAPITAL REALTY, INC., a Florida corporation, as Authorized Agent for Landlord, hereinafter known as “Agent” for Landlord, and CONTINENTAL BENEFITS, LLC, a Florida limited liability company (“Tenant”).

In consideration of the rents hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.            SUMMARY OF TERMS.

1.1            Summary of Terms. The following is a summary of the principal terms of this Lease. Any capitalized term set forth below shall, for the purposes of this Lease, have the meaning ascribed to it in this Subsection 1.1.

A.            Description of Premises.

(1)            “Building”: The buildings known as Netpark Tampa Bay and located at 5701 East Hillsborough Avenue, Tampa, Florida 33610.

(2)            “Business Community”: N/A

(3)            “Premises”: Approximately 32,842 rentable square feet (usable square feet) on the first (1st) floor of the Building as shown on Schedule A and commonly referred to as Suite 1417.

B.            Rent.*

(1)            “Annual Basic Rent”:

Months 1 – 12

Five Hundred Fifty Eight Thousand Three Hundred Fourteen and No/100 Dollars ($558,314.00) per annum ($17.00 per rentable square foot) payable in monthly installments of Forty Six Thousand Five Hundred Twenty Six and 17/100 Dollars ($46,526.17) subject to the abatement provisions in Subsection 1.1.B(4) below

Months 13 – 24

Five Hundred Seventy Five Thousand Sixty Three and 42/100 Dollars ($575,063.42) per annum ($17.51 per rentable square foot) payable in monthly installments of Forty Seven Thousand Nine Hundred Twenty One and 95/100 Dollars $47,921.95)

Months 25 – 36

Five Hundred Ninety Two Thousand Three Hundred Fifteen and 32/100 Dollars ($592,315.32) per annum ($18.04 per rentable square foot) payable in monthly installments of Forty Nine Thousand Three Hundred Fifty Nine and 61/100 Dollars ($49,359.61)

Months 37 – 48

Six Hundred Ten Thousand Eighty Four and 78/100 Dollars ($610,084.78) per annum ($18.58 per rentable square foot) payable in monthly installments of Fifty Thousand Eight Hundred Forty and 40/100 Dollars ($50,840.40)

Months 48 – 60

Six Hundred Twenty Eight Thousand Three Hundred Eighty Seven and 33/100 Dollars ($628,387.33) per annum ($19.13 per rentable square foot) payable in monthly installments of Fifty Two Thousand Three Hundred Sixty Five and 61/100 Dollars ($52,365.61)

Months 61 – 65

Two Hundred Sixty Nine Thousand Six Hundred Eighty Two and 90/100 Dollars ($269,682.90) for the final five (5) months of the initial Term ($19.71 per rentable square foot) payable in monthly installments of Fifty Three Thousand Nine Hundred Thirty Six and 58/100 Dollars ($53,936.58)

(2)            “Advance Rent”: Upon execution and delivery of this Lease, Tenant shall deposit with Landlord the first full monthly rental payment for the Premises, plus applicable Florida sales tax, to be held by Landlord as provided in Subsection 6.3 of this Lease, which shall be applied to Annual Basic Rent and sales tax thereon for the sixth (6th) month of the Term.

(3)            “Security Deposit”: Fifty Thousand and No/100 Dollars ($50,000.00) to be held by Landlord as provided in Subsection 6.3 of this Lease.

(4)            “Abatement”: Provided that Tenant is not in default beyond any applicable notice or cure periods, Tenant shall be entitled to an abatement of Annual Basic Rent in respect of the Premises for the first five (5) months following the Rent Commencement Date, subject, however, to the provisions of Subsection 20.3 of this Lease.

* Rental payments shown above do not include applicable monthly sales tax.

C.            Adjustments.

(1)            “Base Operating Costs”: An amount equal to the actual Operating Costs incurred in the calendar year 2019 (adjusted to equal the Operating Costs which Landlord reasonably projects would have been incurred had the Building been ninety-five percent (95%) occupied during such calendar year) multiplied by Tenant’s Fractional Share, which amount is included in the Annual Basic Rent.

D.            Term.

(1)            “Term”: Five (5) years and five (5) months, from the Rent Commencement Date, subject to Section 4 of this Lease.

(2)            “Rent Commencement Date”: July 1, 2018, subject to Section 4 of this Lease.

(3)            “Delivery Date”: The date upon which Landlord notifies Tenant that the Premises are Ready for Occupancy (as defined in Subsection 4.2 of this Lease).

(4)            “Termination Date”: Sixty five (65) months from the Rent Commencement Date, subject to Section 4 of this Lease.

E.            Notice and Payment.

(1)	“Tenant Notice Address”:	Continental Benefits, LLC 5701 E. Hillsborough Avenue Suite 1417 Tampa, FL 33610 Tel: (813) __________
(2)	“Landlord Notice Address”:	Bluett Capital Realty, Inc. Attn: Lori Bluett 401 Watt Avenue, Suite 200 Sacramento, CA 95864 Tel: (916) 779-1031
	With a copy to:	Netpark Building Office 5701 E. Hillsborough Avenue Suite 1120 Tampa, FL 33610 Attn: Nat Cherry Tel: (813) 621-7575
(3)	“Landlord Payment Address”:	Bluett Capital Realty, Inc. Post Office Box 31001-2171 Pasadena, CA 91110-2171
Make checks payable to: Bluett Capital Realty, Inc.

F.            Brokers.

Landlord:	Bluett Capital Realty,Inc.

Tenant:	Foundry Commercial

2.            DEFINITIONS.

2.1            Definitions. For purposes of this Lease, the Schedules attached and made a part hereof and all agreements supplemental to this Lease, the following terms shall have the respective meanings as set forth in the following Section, Subsection, paragraph and Schedule references:

Reference

Abatement	1.1.B.(4)
Additional Rent	6.2
Advance Rent	1.1.B.(2)
Alterations	15.1
Annual Basic Rent	1.1.B.(1)
Bankruptcy Code	19.1
Base Operating Costs	1.1.C.(1)
Building	1.1.A.(1)
Casualty	17.1
Common Area	10.1
Default Rate	6.4
Events of Default	20.1
Event of Tenant’s Bankruptcy	19.1
Fractional Share	7.1(d)
Hazardous Substances	8.3
Insolvency Laws	19.1
Landlord Indemnified Parties	22.1
Landlord Notice Address	1.1.E.(2)
Landlord Payment Address	1.1.E.(3)
Mortgages	27.1
Mortgagees	27.1
Notices	21.1
Operating Costs	7.1(c)
Operating Costs Statement	7.2(a)
Operating Year	7.1
Plans and Specifications	Schedule B and 5.1(b)
Premises	1.1.A.(3)
Prevailing Market Rate (Renewal Term)	4.3
Property	7.1(b)
Public Areas	Schedule C
Ready for Occupancy	4.2
Renewal Term	4.3
Rent Commencement Date	1.1.D.(2)
Rental Area	3.1
Rental Year	6.1
Rules and Regulations	Schedule C and 9.1
Security Deposit	1.1.B.(3)
Taxes	7.1(c)(xiv)
Tenant-at-Will	26.1
Tenant-Holding Over	26.1
Tenant Improvements	Schedule B and 5.1(a)
Tenant Notice Address	1.1.E.(1)
Tenant’s Share of Increased Operating Costs	7.2
Tenant’s Personal Property	15.3
Term	4.1
Termination Date	1.1.D.(4)
Transfer	25.1

3.            LEASED PREMISES; MEASUREMENT.

3.1            Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises as shown on the plan attached hereto as Schedule A, together with the right to use, in common with others, the Common Area. The rental area of the Premises (“Rental Area”) has been computed in accordance with the applicable formula set forth in Schedule X attached hereto and made a part hereof.

Landlord expressly reserves (i) the use of exterior rear and sidewalls and roof of the Premises and the exclusive use of any space between the ceiling of the Premises and the floor above or the roof of the Building, (ii) the right to install, maintain, use, repair and replace the pipes, ducts and conduits and wires leading into or running through the Premises (in locations which will not materially interfere with Tenant’s use of the Premises), and (iii) the right in its sole and absolute discretion to expand, enlarge, delete, make alterations or additions to, build additional stories on, the Building and to build other buildings or improvements on the Common Areas (hereinafter defined in Section 10 of this Lease). These reservations in favor of Landlord are in addition to any other rights granted to Landlord under this Lease.

4.            TERM AND COMMENCEMENT OF TERM.

4.1            Term. The term of this Lease (the “Term”) shall commence on the Rent Commencement Date set forth in Subsection 1.1.D.(2) above; provided, however, that if the Premises are not Ready for Occupancy (as defined below) as of the Rent Commencement Date set forth in Subsection 1.1.D.(2) above for any reason, except for a Tenant Delay (as defined in Schedule B attached hereto), then the Rent Commencement Date shall be delayed until the date that the Premises are Ready for Occupancy; and, if necessary, the Termination Date shall be adjusted to effect the total number of years in the Term, as set forth in Subsection 1.1.D.(4) of this Lease plus the part of the month, if any, from the adjusted Rent Commencement Date to the first full calendar month of the Term.

In the event the Premises are not Ready for Occupancy by the Rent Commencement Date set forth in Subsection 1.1.D(2) above, because of a Tenant Delay, then said Rent Commencement Date shall not be delayed and Tenant’s obligations shall commence as of said date, notwithstanding the status of construction.

The Term shall be for the period of time specified in Subsection 1.1.D.(1) of this Lease plus the part of the month, if any, from the Rent Commencement Date to the first day of the first full calendar month in the Term, unless earlier terminated pursuant to any other provision of this Lease or pursuant to law. At Landlord’s request, Tenant shall promptly enter into one or more supplementary written agreements, in such form as Landlord shall reasonably prescribe, specifying the Rent Commencement Date and the Termination Date.

Tenant may occupy portions of the Premises designated by Landlord prior to the Rent Commencement Date for commencement of business operations by Tenant’s employees (“Tenant’s Early Occupancy”) as hereinafter provided, pursuant to the following schedule: (a) thirty (30) of Tenant’s employees may commence operations in the Premises as of April 1, 2018, and (b) an additional thirty (30) of Tenant’s employees may commence operations in the Premises as of June 1, 2018, with full occupancy of the Premises for the remainder of Tenant’s operations in the Premises commencing as of the Rent Commencement Date. In addition, Tenant and/or its agents may enter the Premises prior to the Rent Commencement Date to install Tenant’s furniture, fixtures and equipment and to perform such decorative or other tenant finishing work including, without limitation, installation of voice, data and other telecommunications equipment (“Tenant’s Work”), as is reasonably required to permit Tenant’s Early Occupancy in accordance with the schedule set forth above, and at such other times prior to the Rent Commencement Date as are mutually agreed upon by Landlord and Tenant to permit the remainder of Tenant’s Work required for full occupancy of the Premises (which shall be no later than two (2) weeks prior to the Rent Commencement Date). Tenant’s Early Occupancy and Tenant’s Work shall in no way interfere with the performance of the Tenant Improvements, and all such entry shall be governed by and subject to all the terms, covenants, conditions and obligations of this Lease including specifically, without limitation, Tenant’s indemnity obligations, but excluding the covenant to pay Rent for the Premises prior to the Rent Commencement Date, subject to the abatement provided in Section 1.1.B(4). Prior to any entry onto the Premises by Tenant or its employees, agents or contractors, Tenant shall furnish to Landlord proof of the insurance coverages required of Tenant under this Lease. Tenant acknowledges and agrees that Landlord shall not be obligated to demise any portion of the Premises to accommodate Tenant’s Early Occupancy and that Landlord may not be able to provide full Building services to the Premises during Tenant’s Early Occupancy. Tenant further acknowledges and agrees that Landlord will be performing the Tenant Improvements during normal business hours throughout Tenant’s Early Occupancy and concurrently with Tenant’s Work and, as such, the parties agree to use commercially reasonable efforts to coordinate the scheduling of their respective activities in the Premises to permit Landlord’s completion of the Tenant Improvements; provided that Tenant shall not be entitled to any abatement or reduction of Rent or any credit against future Rent or any other damages by reason of any interruption to Tenant’s operations in the Premises caused by the performance of the Tenant Improvements.

4.2            Ready For Occupancy. For purposes hereof, the Premises shall be deemed conclusively ready for occupancy (“Ready for Occupancy”) upon the completion of the following conditions:

(a)            Landlord has “substantially completed” (as defined in Schedule B attached to this Lease) the Tenant Improvements set forth in Schedule B except for Punchlist Items (as defined in Schedule B attached to this Lease); and

(b)            Landlord shall have received any governmental approvals which are necessary in connection with the Tenant Improvements, unless Tenant’s acts or omissions have caused such approvals to be delayed or denied, in which case Tenant shall be deemed to have waived this condition.

4.3            Option to Renew. Provided Tenant is in possession of the Premises and is not in default of any term, covenant or condition of this Lease, Tenant shall have the options to renew the Term of this Lease for two (2) additional periods of five (5) years (each, a “Renewal Term”) to commence immediately upon the expiration of the initial Term and the first Renewal Term, as applicable, upon the same terms, covenants and conditions as contained in this Lease, except that (i) the Annual Basic Rent during each Renewal Term shall be at the “Prevailing Market Rate” and (ii) following the second Renewal Term there shall be no further option to renew except as specifically provided herein and (iii) there shall be no abatement of rent, and (iv) Landlord shall not be obligated to construct, pay for or grant an allowance with respect to tenant improvements unless otherwise specifically provided for in this Lease. “Prevailing Market Rate” shall mean the current market rental rate at which Landlord would offer such space or space of approximately the same size and location to a third party. In no event, however, shall the Annual Basic Rent during the Renewal Term be less than the Annual Basic Rent reserved under this Lease for the Rental Year immediately preceding the Renewal Term for which the determination is being made.

In order to exercise the option granted herein, Tenant shall notify Landlord, in writing, no earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the initial Term or the first Renewal Term, as applicable, that it is considering exercising its option to renew the Term. On receipt of such notice, Landlord will, in writing, not later than thirty (30) days after receipt of the notice from Tenant, quote Tenant what the new Annual Basic Rent will be for the applicable Renewal Term. Tenant shall then notify Landlord, in writing, not later than fifteen (15) days after notice received of such Annual Basic Rent, as to whether or not it will exercise the option herein granted and if no such notice of exercise of the option is received, the option shall be deemed waived. In the event Tenant exercise the option, Landlord and Tenant shall execute a modification to this Lease acknowledging such renewal and setting forth the new Annual Basic Rent.

The options shall be void if, at the time of exercise of such options, Tenant is not in possession of the Premises or is in default under this Lease or if Tenant fails to deliver the requisite notice thereof within the time period specified above. The options granted herein shall not be severed from this Lease, separately sold, assigned or transferred.

5.            CONSTRUCTION OF IMPROVEMENTS AND ACCEPTANCE OF PREMISES.

5.1            Construction of Tenant Improvements.

(a)            On or prior to the Rent Commencement Date, Landlord shall complete, at Tenant’s sole cost and expense, subject to the Improvement Allowance described below and in accordance with Schedule B attached hereto, the “Tenant Improvements” (as defined in Schedule B hereto). Upon depletion of the Improvement Allowance, Landlord shall pay all of said construction costs but shall be entitled to reimbursement from Tenant of any amounts expended by Landlord within fifteen (15) days of providing written notice to Tenant, together with copies of invoices as reasonably requested by Tenant. The failure of Tenant to timely reimburse Landlord in accordance with this Subsection shall constitute an Event of Default under this Lease. Unless otherwise specified therein, all materials shall meet building standards as described in Schedule B hereto.

5.2            Improvement Allowance. Landlord hereby grants to Tenant an allowance in the aggregate amount of up to $492,630.00 (“Improvement Allowance”, which amount is equal to $15.00 per rentable square foot of the Premises) for construction of the Tenant Improvements and payment of FF&E costs as hereinafter provided. By way of clarification, the Improvement Allowance includes the allowance for the Tenant Improvements and all architectural and space planning (other than the separate Preliminary Space Plan Allowance set forth below), engineering, construction management fees and all other costs associated with the Tenant Improvements, in other words; and for the avoidance of any doubt, there will be no further allowance for any of the foregoing. Tenant may not use any portion of the Improvement Allowance for moving expenses. As described above, Landlord shall deduct from the Improvement Allowance, the amounts incurred by Landlord in the construction of the Tenant Improvements, as applicable, up to the amount of the Improvement Allowance. Tenant shall pay any amounts above and beyond the Improvement Allowance for the Tenant Improvements as described in Subsection 5.1 of this Lease. Tenant shall be entitled to a credit (“Tenant Improvement Credit”) of up to $98,526.00 (which amount is equal to twenty percent (20%) of the Improvement Allowance) in the event that the entire Improvement Allowance has not been depleted after the construction of the Tenant Improvements, which Tenant Improvement Credit may be used for the cost of furniture, fixtures and equipment, including data equipment (“FF&E”) to be installed by Tenant in the Premises. Landlord’s payment of the Tenant Improvement Credit or the applicable portion thereof to Tenant is conditioned upon, as applicable, (a) Landlord’s receipt of copies of verifiable paid invoices for Tenant’s FF&E and from the parties performing the installation of Tenant’s FF&E in the Premises, and (b) if required by Landlord, final contractor's affidavits and final lien waivers from Tenant’s contractors, subcontractors and others, as are applicable, supplying materials for and performing the installation of the FF&E in the Premises. Subject to the preceding sentence, the Tenant Improvement Credit or the applicable portion thereof shall be paid to Tenant within thirty (30) days of Tenant’s delivery of all of the required invoices and any applicable lien waivers to Landlord and Tenant’s occupancy of the Premises. Tenant shall be solely responsible for any costs associated with Tenant’s FF&E which exceed the Tenant Improvement Credit. Any portion of the Improvement Allowance and the Tenant Improvement Credit which is not disbursed in accordance with the provisions of this Subsection 5.2 by the date which is three (3) months following the Rent Commencement Date shall be retained by Landlord and no credit for any such unused portion of the Improvement Allowance or the Tenant Improvement Credit shall be given to Tenant. Separate and apart from the Improvement Allowance, Landlord shall provide an allowance in an amount not to exceed $4,926.30 (the “Preliminary Space Plan Allowance”, which amount is equal to $0.15 per rentable square foot of the Premises) for the cost of Tenant’s preliminary space plan of the Premises.

5.3            Inspection/Acceptance of Premises.

(a)            Prior to occupancy, Landlord and Tenant shall conduct a joint inspection of the Premises during which they shall develop a mutually agreeable punch list of items to be completed by Landlord. Tenant’s occupancy of the Premises shall be deemed to constitute acceptance of the Premises and acknowledgment by Tenant that Landlord has fully complied with its obligations hereunder to construct and deliver the Premises to Tenant, except for the punch list items (and any latent defects for which Landlord is obligated to repair pursuant to this Lease), which shall be completed by Landlord within a reasonable time thereafter. Landlord shall have the right to enter the Premises to complete or repair any such punch list items and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord or its agents, servants, employees or contractors.

(b)            Any disagreement arising between Landlord and Tenant about the work to be performed by Landlord shall be resolved by the decisions of Landlord’s architect.

5.4            Construction Management Fee. Upon completion of the Tenant Improvements, Tenant shall pay to Landlord a construction management fee equal to three percent (3%) of the total cost (excluding the construction management fee) of the Tenant Improvements, which may be paid from the Improvement Allowance. Notwithstanding the foregoing, in the event Landlord’s general contractor, ABI Companies, constructs the Tenant Improvements, Landlord shall not charge a construction management fee in connection with the Tenant Improvements.

5.5            Commencement Date Certificate. Upon Landlord’s request, Tenant shall execute a Commencement Date Certificate in the form attached hereto as Schedule D, which form shall be completed by Landlord prior to sending the same to Tenant. Failure of Tenant to execute and return an accurately completed Commencement Date Certificate provided by Landlord within ten (10) days of Tenant’s receipt of the same shall constitute a default under this Lease and shall be deemed conclusive evidence that the information completed by Landlord therein is accurate and complete.

6.            RENT.

6.1            Annual Basic Rent. Tenant shall pay to Landlord during each Rental Year of the Term fixed rent equal to the Annual Basic Rent as set forth in Subsection 1.1.B.(1) of this Lease. Annual Basic Rent shall be payable in advance on the first day of each month of the Term in equal monthly installments, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off. If the Term of this Lease shall commence on a day other than the first day of a month, the first payment shall include any prorated Annual Basic Rent for the period from the Rent Commencement Date to the first day of the first full calendar month of the Term.

“Rental Year” shall mean each successive twelve (12) calendar month period occurring during the Term of this Lease, or portion of such a period, with the first Rental Year commencing as of the Rent Commencement Date and ending on the last day of the twelfth full calendar month thereafter and the last Rental Year ending on the Termination Date. For any Rental Year of less or more than twelve full months, Annual Basic Rent shall be adjusted accordingly. All Annual Basic Rent and Additional Rent shall be paid to Landlord at the Landlord Payment Address.

6.2            Additional Rent. Tenant shall pay to Landlord as additional rent (“Additional Rent”) all other sums of money which shall become due and payable hereunder, including but not limited to the payment of Tenant’s Share of Increased Operating Costs. Unless a date for payment is otherwise specified herein, all Additional Rent shall be due and payable within thirty (30) days of invoicing by Landlord.

6.3            Advance Rent and Security Deposit.

(a)            Advance Rent. Upon execution and delivery of this Lease, Tenant shall deposit with Landlord the first full monthly rental payment for the Premises, to be applied to the rental payments due pursuant to Subsection 6.1 of this Lease.

(b)            Security Deposit. Tenant shall, upon execution of this Lease, deposit with Landlord the Security Deposit to assure Tenant’s performance of all terms, provisions and conditions of this Lease. Landlord shall have the right, but not the obligation, at any time, to apply the Security Deposit to cure any breach by Tenant under this Lease and, in that event, Tenant shall immediately pay Landlord any amount necessary to restore the Security Deposit to its original amount. To the extent permitted by law, Landlord shall be entitled to the full use of the Security Deposit and shall not be required either to keep the Security Deposit in a separate account or to pay interest on account thereof. Any portion of the Security Deposit which is not utilized by Landlord for any purpose permitted under this Lease shall be returned to Tenant within thirty (30) days after the end of the Term provided Tenant has performed all of the obligations imposed upon Tenant pursuant to this Lease.

6.4            Late Charge. If Tenant fails to make any payment of Annual Basic Rent, Additional Rent, or other sums required to be paid hereunder on or before the date when payment is due, Tenant shall pay to Landlord, as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to (a) six percent (6%) of the amount due for the first month or portion thereof that such amount is past due plus (b) interest on the amount remaining unpaid thereafter at the rate of eighteen percent (18%) per annum; provided, however, that should such late charge at any time violate any applicable law, the late charge shall be reduced to the highest rate permitted by law (the foregoing rate being herein referred to as the “Default Rate”). Landlord’s acceptance of any rent after it has become due and payable shall not excuse any delays with respect to future rental payments or constitute a waiver of any of Landlord’s rights under this Lease.

6.5            Taxes on Rental. Tenant shall pay to the appropriate authority or agency, any sales, excise and other tax (excluding, however, Landlord’s income taxes) levied, imposed or assessed by the State of Florida or any political subdivision thereof or other taxing authority upon any rent payable hereunder, except Tenant shall pay to Landlord, with each payment of rent, the Florida sales tax on such rent. In the event that any fee is ever paid in consideration of the termination of this Lease, Tenant shall pay with said fee, the Florida sales tax on such payment.

7.            OPERATING COST ESCALATIONS.

7.1            Definitions. For purposes of this Lease, the following definitions shall apply:

(a)            “Operating Year” means each respective calendar year or part thereof during the Term of this Lease or any renewal thereof, or at the option of Landlord, any other twelve month period or part thereof designated by Landlord during the Term of this Lease or any renewal thereof.

(b)            “Property” means the Building, the land upon which the Building is situated, the Common Area, and such additional facilities in subsequent years as may be determined by Landlord to be reasonably necessary or desirable for the management, maintenance or operation of the Building.

(c)            “Operating Costs” means all expenses and costs (but not specific costs which are allocated or separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, monitoring, painting, repairing, insuring and cleaning the Property, including, but not limited to, the following:

(i)            cost of all supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing and cleaning of the Property, including janitorial service for the Common Areas;

(ii)            cost of all equipment purchased or rented which is utilized in the performance of Landlord’s obligations hereunder, and the cost of maintenance and operation of any such equipment;

(iii)            cost of all maintenance and service agreements for the Property and the equipment therein, including, without limitation, landscaping, HVAC service, teleconferencing, and other technical services, alarm service, security service, window cleaning, and elevator maintenance;

(iv)            accounting costs, including the cost of audits by certified public accountants, outside legal and engineering fees and expenses incurred in connection with the operation and management of the Property;

(v)            wages, salaries and related expenses of all on-site and off-site agents or employees engaged in the operation, maintenance, security and management of the Property; provided, however, the wages, salaries and related expenses of any agents or employees not exclusively engaged in the operation, maintenance, security and management of the Property shall be apportioned as deemed appropriate by Landlord;

(vi)            cost of all insurance coverage for the Property from time to time maintained by Landlord, including but not limited to the costs of premiums for insurance with respect to personal injury, bodily injury, including death, property damage, business interruption, workmen’s compensation insurance covering personnel and such other insurance as Landlord shall deem necessary, which insurance Landlord may maintain under policies covering other properties owned by Landlord in which event the premium shall be reasonably allocable;

(vii)            cost of repairs, replacements and general maintenance to the Property, including without limitation the mechanical, electrical and heating, ventilating and air-conditioning equipment and/or systems (excluding alterations attributable solely to tenants, capital improvements unless they are included under c(xi), and repairs and general maintenance paid by proceeds of insurance or by tenants or other third parties);

(viii)            any and all Common Area maintenance, repair or redecoration (including repainting) and exterior and interior landscaping;

(ix)            cost of removal of trash, rubbish, garbage and other refuse from the Property as well as removal of ice and snow from the sidewalks on or adjacent to the Property;

(x)            all charges for electricity, gas, water, sewerage service, heating, ventilation and air-conditioning and other utilities furnished to the Property (including the Common Areas and the amenities described in Article 37 below), but specifically excluding costs which are allocated or separately billed to and payable by specific tenants;

(xi)            amortization of capital improvements made to the Building after the year of substantial completion of the Building, which improvements were undertaken by Landlord with the reasonable expectation that the same would result in more efficient operation of the Building or are made by Landlord pursuant to any governmental law, regulation or action not applicable to the Building at commencement of construction of the Building; provided that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to each Operating Year shall be included herein for such Operating Year;

(xii)            a management fee for the operation and management of the Property (not to exceed three percent (3%) of annual rents of the Property received by Landlord);

(xiii)            costs and expenses incurred in order to comply with covenants and conditions contained in liens, encumbrances and other matters of public record affecting the Property; and

(xiv)            all real estate taxes, assessments (special or otherwise), levies, ad valorem charges, benefit charges, water and sewer rents, rates and charges, privilege permits and any other governmental liens, impositions or charges of a similar or dissimilar nature, and any payments in lieu of such charges, regardless of whether any such items shall be extraordinary or ordinary, general or special, foreseen or unforeseen, levied, assessed, or imposed on or with respect to all or any part of the Property or upon the rent due and payable hereunder by any governmental authority (all of the aforesaid being hereinafter referred to as “Taxes”); provided, however, that if at any time during the Term or any extension thereof the method of taxation prevailing at the commencement of the Term shall be altered or eliminated so as to cause the whole or any part of the above items which would otherwise be included in Taxes to be replaced by a levy, assessment or imposition, which is (A) a tax assessment, levy, imposition or charge based on the rents received from the Property whether or not wholly or partially a capital levy or otherwise, or (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any portion of the Property and imposed on Landlord, or (C) a license fee measured by the rent payable by Tenant to Landlord, or (D) any other tax, levy, imposition, charge or license fee, however described or imposed, then such levy, assessment or imposition shall be included in Taxes; provided, however, in no event shall Tenant be required to pay any inheritance, estate, succession, income, profits or franchise taxes unless they are in lieu of or in substitution for any of the above items which would otherwise be included in Taxes.

Any of the foregoing costs which under generally accepted accounting principles would be considered capital expenditures shall be amortized in accordance with generally accepted accounting principles.

Notwithstanding the above, Operating Costs shall not include (a) payments of principal and interest on any mortgages, deeds of trust or other financing instruments relating to the financing of the Property, (b) leasing commissions or brokerage fees, and (c) costs associated with preparing, improving or altering for space for any leasing or releasing of any space within the Building.

For any Operating Year during which less than ninety-five percent (95%) of the Rental Area of the Building is occupied, the calculation of that portion of Operating Costs which vary with occupancy shall be adjusted to equal the Operating Costs which Landlord projects would have been incurred had the Building been ninety-five percent (95%) occupied during such Operating Year; it being agreed, however, that Operating Costs which vary with occupancy shall exclude without limitation, Taxes and insurance costs and thus, those costs shall not be adjusted as set forth in the immediately preceding sentence.

(d)            “Fractional Share” shall mean a fraction, the numerator of which is the Rental Area of the Premises and the denominator of which is the total Rental Area of the Building. For the purposes of this Subsection, the Rental Area of the Building shall mean the sum of the Rental Area of all floors of the Building as determined by Landlord.

7.2            Payment of Operating Cost Escalation. For each Operating Year commencing on or subsequent to January 1, 2020, Tenant shall pay to Landlord, in the manner provided herein, Tenant’s Share of Increased Operating Costs which shall be computed by multiplying the Operating Costs for the Operating Year by Tenant’s Fractional Share and subtracting the Base Operating Costs from the result obtained; provided, however, that for the Operating Years during which the Term begins and ends, Tenant’s Share of Increased Operating Costs shall be prorated based upon the actual number of days Tenant occupied, or could have occupied, the Premises during each such Operating Year.

Tenant’s Share of Increased Operating Costs for each applicable Operating Year shall be paid in monthly installments, in advance, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off, on the first day of each calendar month during the Term, said monthly amounts to be determined on the basis of estimates prepared by Landlord on an annual basis and delivered to Tenant prior to the commencement of each Operating Year. If, however, Landlord fails to furnish any such estimate prior to the commencement of an Operating Year, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Subsection 7.2 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant whether the installments of Tenant’s Share of Increased Operating Costs paid by Tenant for the current Operating Year have resulted in a deficiency or overpayment compared to payments which would have been paid under such estimate, and Tenant, within ten (10) days after receipt of such estimate, shall pay any deficiency to Landlord and any overpayment shall be credited against future payments required by Tenant under such estimate; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord the monthly payment shown on such estimate. Landlord may at any time or from time to time furnish to Tenant a revised estimate of Tenant’s Share of Increased Operating Costs for such Operating Year, and in such case, Tenant’s monthly payments shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

After the end of each Operating Year, Landlord shall determine actual Operating Costs for such Operating Year and shall provide to Tenant an “Operating Costs Statement” setting forth the actual Tenant’s Share of Increased Operating Costs for such Operating Year. Within thirty (30) days after delivery of the Operating Costs Statement, Tenant shall pay Landlord any deficiency between the amount shown as Tenant’s Share of Increased Operating Costs in the Operating Costs Statement and the total of the estimated payments made by Tenant during the Operating Year. In the event of overpayment, such amount shall be credited against future payments required on account of Tenant’s Share of Increased Operating Costs, or if the Term has expired, Landlord shall refund to Tenant the amount of any overpayment.

Each Operating Costs Statement provided by Landlord shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt thereof, Tenant notifies Landlord that it disputes the correctness thereof, specifying those respects in which it claims the Operating Costs Statement to be incorrect. Unless resolved by the parties, such dispute shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association. If the arbitration proceedings result in a determination that the Operating Costs Statement contained an aggregate discrepancy of less than five percent (5%), Tenant shall bear all costs in connection with such arbitration. Pending determination of the dispute, Tenant shall pay any amounts due from Tenant in accordance with the Operating Costs Statement, but such payment shall be without prejudice to Tenant’s claims. Tenant, for a period of thirty (30) days after delivery of the Operating Costs Statement in each Operating Year and upon at least ten (10) days written notice to Landlord, shall have reasonable access during normal business hours to the books and records of Landlord relating to Operating Costs for the purpose of verifying the Operating Costs Statement, Tenant to bear all costs relating to such inspection. Tenant shall reimburse Landlord for any cost for photocopying that it desires.

Notwithstanding anything to the contrary contained herein, Tenant’s Share of Increased Operating Costs which are “Controllable Operating Costs” (as hereinafter defined) shall not increase in any calendar year by more than five percent (5%), with Operating Costs for any portion of the Term which is less than a full calendar year to be calculated as if Tenant were a tenant paying Operating Costs for a full calendar year and then pro-rated for such partial year. “Controllable Operating Costs” shall mean all Operating Costs, except for utility costs and charges, insurance premiums, Taxes, the costs of janitorial services and costs of compliance resulting from changes in applicable laws, rules, regulations and ordinances occurring subsequent to the Effective Date of this Lease, as to all of which there shall not be any annual limit on increases.

8.            USE, CARE AND REPAIR OF PREMISES BY TENANT.

8.1            Permitted Uses. Tenant shall use and occupy the Premises solely for general administrative office purposes in accordance with applicable zoning regulations and for no other purpose. Tenant shall not do anything or permit anything to be done in or on the Premises, or bring or keep anything therein which will, in any way, obstruct, injure, annoy or interfere with the rights of Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the laws, rules or regulations of any Federal, state or city authority.

8.2            Care of Premises. Tenant shall, at its sole expense, keep the Premises and the improvements and appurtenances therein in good order and at the expiration of the Term, or at the sooner termination of this Lease as herein provided, deliver up the same broom clean and in as good order and condition as at the beginning of the Term, ordinary wear and tear and damage by fire or other casualty excepted. Tenant, at its sole expense, shall promptly replace damaged or broken doors and glass in and about the interior of the Premises and shall be responsible for the repair and maintenance (and inspections, if applicable) of all Tenant Improvements and Alterations, including, without limitation, pest control for the Premises and the repair and replacement of appliances and equipment installed specifically for Tenant such as refrigerators, disposals, computer room air conditioning and other computer and computer related equipment, sinks and special plumbing, special light fixtures and bulbs for those fixtures, non-standard outlets and plug-in strips, special cabinetry and fire extinguishers. Consistent with the provisions of Section 22 of this Lease, Tenant shall pay for all damage to the Property and any fixtures and appurtenances related thereto, as well as for all property damage sustained by other tenants or occupants of the Building, due to any waste, misuse or neglect of the Premises and any fixtures and appurtenances related thereto or due to any breach of this Lease by Tenant, its employees, agents, representatives or invitees.

8.3            Hazardous Substances.

(a)            For purposes of this provision, “Hazardous Substances” shall mean any hazardous or toxic substance, material or waste, as defined under the Comprehensive Environmental Response, Compensation and Liability act of 1980 (42 U.S.C. §9601 et. Seq., as amended) and similar federal, state and local statutes, laws, rules and regulations in connection with environmental conditions, health regulations in connection with environmental conditions, health and safety, including without limitation, asbestos and petroleum (collectively, “Environmental Regulations”). Landlord warrants and represents to Tenant that to the best of Landlord’s actual knowledge, there are no Hazardous Substances (in violation of any Environmental Regulations) in the Property of which the Premises are a part.

From and after the date of execution of this Lease, neither Tenant nor Landlord will use or allow the Premises or the Building to be used for the storage, use, treatment or disposal of any Hazardous Substance, in violation of any Environmental Regulations. Notwithstanding the foregoing to the contrary, the use and storage of office supplies (e.g. copier toner, white-out correction fluid, etc.) and cleaning supplies, in such small amounts as are typically found in normal office use shall be permitted, so long as the presence thereof is not in violation of any Environmental Regulations and so long as such supplies shall be used, stored, transported and disposed of in compliance with applicable Environmental Regulations.

Landlord agrees to indemnify and hold harmless Tenant and its agents with regard to any damages, claims, judgments, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys’ fees, reasonable consultants’ fees, and reasonable expert fees (collectively, “Damage”) incurred as a direct result of the use, generation, storage, treatment, disposal or release of Hazardous Substances on the Property by Landlord or any person claiming under Landlord, to the extent that such action is attributable as a direct result of the use, generation, storage or disposal of Hazardous Substances on the Property, in violation of any Environmental Regulation or Landlord’s failure to comply with any Environmental Regulation, provided, however, that such Damage did not result, directly or indirectly, wholly or in part, from the acts or omissions of Tenant, its employees, agents or contractors.

Tenant agrees to indemnify and hold harmless Landlord and its agents with regard to any damages, claims, judgments, fines, penalties, costs, liabilities (including sums paid in settlement or claims) or loss including reasonable attorneys’ fees, reasonable consultants’ fees, and reasonable expert fees (collectively “Damage”) incurred as a direct result of Tenant’s use, generation, storage, treatment, disposal or release of any Hazardous Substances on the Property by Tenant or any person claiming under Tenant to the extent that such action is attributable as a direct result of the use, generation, storage or disposal of Hazardous Substances on the Property, in violation of any Environmental Regulation or Tenant’s failure to comply with any Environmental Regulation; provided, however, that such Damage did not result, directly or indirectly, wholly or in part, from the acts or omissions of Landlord, its employees, agents or contractors.

The indemnity provisions contained herein shall survive the expiration or earlier termination of this Lease.

(b)            Upon any violation by Tenant of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant’s sole cost, to clean-up and remove from the Property and Premises all Hazardous Substances introduced into the Premises or on the Property by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of all governmental authorities having jurisdiction. Landlord’s right of entry pursuant to Section 30 of this Lease shall include the right to enter and inspect the Premises for violations of Tenant’s covenant herein.

(c)            Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 20 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Subsection 8.3.

8.4            Compliance with Laws. Tenant, at its sole cost and expense, shall conform to and comply with and shall cause the Premises to conform to and comply with all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances applicable to Tenant or resulting from Tenant’s use or occupancy of the Premises or the Property or any part thereof.

Without limiting the foregoing, Tenant acknowledges that the Americans with Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the “ADA”) imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Accordingly, but without limiting the generality of and in addition to all other requirements under and notwithstanding any other provision of this Lease, Tenant agrees to take all proper and necessary action to cause the Premises to be maintained, used and occupied in compliance with the ADA and, further, to otherwise assume all responsibility to ensure the Premises’ continued compliance with all provisions of the ADA throughout the Term. Likewise, Landlord agrees to take all proper and necessary actions to cause the Common Areas to be maintained in compliance with the ADA.

8.5            Tenant Access. Unless prevented due to the occurrence of a casualty or condemnation or the closure of the Building by its management in preparation for, during and subsequent to an emergency or a natural disaster such as a hurricane or severe storm event, Tenant shall have access to the Building, the Premises and the parking facilities twenty-four (24) hours per day, seven (7) days per week via card key access; and Tenant shall be permitted to operate its business within the Premises twenty-four (24) hours per day, seven (7) days per week.

8.6            Janitorial. Tenant shall provide, at Tenant’s sole cost and expense, reasonable daily janitorial and waste removal services for the Premises throughout the Term and any renewal term of this Lease. In the event the aforesaid services provided by Tenant are deemed by Landlord in its reasonable discretion to be inadequate for or inconsistent with, the operation of a first class office building, Landlord shall have the right (after providing notice to Tenant and giving a reasonable opportunity to cure the same) to provide such services to the Premises in which event Tenant shall pay to Landlord, as Additional Rent, all reasonable costs and expenses incurred by Landlord in providing any such services to the Premises within ten (10) days after receipt of an invoice for same from Landlord.

9.            RULES AND REGULATIONS.

9.1            Rules and Regulations. Tenant and its agents and invitees shall abide by and observe the rules and regulations attached hereto as Schedule C for the operation and maintenance of the Building or any new rules and regulations which may from time to time be issued by Landlord (“Rules and Regulations”), provided that any new rules or regulations are not inconsistent with the provisions of this Lease. Nothing in this Lease shall be interpreted to impose upon Landlord any duty or obligation to enforce any such rules and regulations against any other tenant in the Building, and Landlord shall not be liable to Tenant for any violation of these rules and regulations by any other tenant or its agents or invitees.

If any rule or regulation conflicts with or is inconsistent with the provisions of this Lease, this Lease shall control.

9.2            No Smoking. Tenant hereby acknowledges and agrees that the Building, including the Premises, is a smoke-free environment and smoking of any type, including, without limitation, the smoking of any cigarettes, cigars, pipes or any other lighted tobacco product, is strictly prohibited in all portions of the Building, including the Premises. Tenant shall require all of its employees, agents, guests and invitees to comply with the no smoking provisions of this Lease. In addition, in the event that Landlord establishes designated smoking areas at the Property, Tenant shall require all of its employees, agents, guests and invitees to refrain from smoking on the Property other than in such designated smoking areas.

10.            COMMON AREA.

10.1            Definition of Common Area. As used herein, “Common Area” means those areas and facilities which are or may be furnished by Landlord on or near the Property, as designated by Landlord from time to time, intended for the general common use and benefit of all tenants of the Building and their agents, representatives, licensees, employees and invitees, including, without limitation, any and all stairs, landings, roofs, utility and mechanical rooms and equipment, service closets, corridors, elevators, lobbies, lavatories and other public areas of the Building and all parking areas, access roads, pedestrian walkways, plazas and landscaped areas.

10.2            Use of Common Area. Tenant shall have the non-exclusive right to use the Common Area in common with Landlord, other tenants in the Building, and others entitled to the use thereof, subject to such reasonable rules and regulations governing the use of the Common Area as Landlord may from time to time prescribe and subject to such easements therein as Landlord may from time to time grant to others. Tenant shall not obstruct in any way any portion of the Common Area or in any way interfere with the rights of other persons entitled to use the Common Area and shall not, without the prior written consent of Landlord, use the Common Area in any manner, directly or indirectly, for the location or display of any merchandise or property belonging to Tenant or for the location of signs relating to Tenant’s operations in the Premises. The Common Area shall at all times be subject to the exclusive control and management of Landlord and Landlord may, from time to time, make the Common Area available to non-tenants of the Building.

10.3         Alterations to the Common Area. Landlord reserves the right at any time and from time to time (i) to change or alter the location, layout, nature or arrangement of the Common Area or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, parking areas, and other public areas of the building, and (ii) to construct additional improvements on the Property and make alterations thereof or additions thereto and build additional stories on or in any such buildings or build adjoining same; provided, however, that no such change or alteration shall deprive Tenant of access to the Premises or reduce the Rental Area of the Premises, unless such reduction is required by Federal, State or local laws or regulations, in which event, a reduction in the Premises shall be permitted with a commensurate reduction in rent. Landlord shall have the right to close temporarily all or any portion of the Common Area to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof to the public, provided that Tenant is not thereby denied access to the Premises, or for repairs, replacements or maintenance to the Common Area, provided such repairs, replacements or maintenance are performed expeditiously and in such a manner as not to deprive Tenant of access to the Premises.

10.4         Maintenance. Landlord covenants to keep, maintain, manage and operate the Common Area in a manner consistent with the operation of other comparable office parks and buildings in the immediate vicinity of the Building and to keep the sidewalks and driveways, if any, constituting a portion of the Common Area clean and reasonably clear of snow and ice. Landlord reserves the right of access to the Common Area through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alterations and repairs.

11.           UTILITIES.

11.1         Utilities.

(a)        (i)          Landlord shall provide, up to the lease line of the Premises, the mains and conduits to provide water, sewer, gas (if available by public utilities) and electric service to the Premises. Tenant shall duly and promptly pay to the supplier thereof all bills for utilities consumed in the Premises measured by a separate meter for the Premises.

(ii)         Notwithstanding anything to the contrary provided in this Section 11, Tenant acknowledges that water and sewer service to the Premises shall be measured by a master meter for the building together with sub-meter for the Premises, and Tenant’s charges shall be paid monthly to Landlord (or to any third party designated by Landlord in a written notice to Tenant) as Additional Rent within ten (10) days of Tenant’s receipt of a bill.

(b)           The obligations of Tenant to pay for utility service shall begin on the earlier of the date that Landlord delivers possession of the Premises to Tenant for performance of Tenant’s work or the Rent Commencement Date.

(c)            Landlord shall not be liable in damages or otherwise should the furnishing of services to the Premises be interrupted by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements, or other causes beyond the control of Landlord, and Tenant shall not be entitled to any damages, abatement or reduction in rent by reason of, an interruption in the supply of utilities. Tenant agrees that it shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Premises, and that if equipment installed by Tenant requires additional utility facilities, installation of the same shall be at Tenant’s expense, but only after Landlord’s written approval of same. Landlord shall be entitled to cooperate with the energy and water conservation efforts of governmental agencies or utility suppliers. No failure, stoppage or interruption of any utility or service shall be construed as an eviction of Tenant nor shall it relieve Tenant from any obligation to perform any covenant or agreement under this Lease. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, film processing or other special trade fixtures or equipment of Tenant. Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the utility standards.

12.            FLOOR LOADS.

12.1            Floor Loads. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant’s expense as Additional Rent.

13.            LOSS, DAMAGE AND INJURY.

13.1            Loss, Damage and Injury. To the maximum extent permitted by law, Tenant shall occupy and use the Premises, the Building and the Common Area at Tenant’s own risk. Consistent with the provisions of Subsection 16.4 of this Lease, Tenant’s Personal Property and the property of those claiming by, through or under Tenant, located in or on the Premises or the Building, shall be and remain at the sole risk of Tenant or such other person.

No representation, guaranty, assurance, or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant’s Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices, or procedures without liability to Tenant.

Subject to Landlord’s approval which shall not be unreasonably withheld, Tenant may provide such supplemental security services and may install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant.

14.            REPAIRS BY LANDLORD.

14.1            Repairs by Landlord. Except as the same may be Tenant’s obligation pursuant to Section 8 of this Lease, Landlord shall keep the Premises and the Building and all machinery, equipment, fixtures and systems of every kind attached to, or used in connection with the operation of, the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, refrigeration, ventilating, air conditioning and elevator systems and equipment (excluding, however, lines, improvements, systems and machinery for water, gas, steam and electricity owned and maintained by any public utility company or governmental agency or body) in good order and repair consistent with the operation of the Building as a first-class office building in the Tampa Bay area, including those servicing and/or located within the Premises. Landlord, at its expense (subject to reimbursement by Tenant pursuant to Section 7 of this Lease), shall make all repairs and replacements necessary to comply with its obligations set forth in the immediately preceding sentence, except for (a) repairs required to be made by Tenant pursuant to Section 8 of this Lease and (b) notwithstanding the provisions of Subsection 16.4 of this Lease, repairs caused by the negligence or willful misconduct of Tenant, its agents, employees, invitees and guests, which repairs shall be made by Landlord at the cost of Tenant, and for which Tenant shall pay promptly, as Additional Rent, upon receipt of an invoice setting forth the cost of such repairs. There shall be no abatement in rents due and payable hereunder and no liability on the part of Landlord by reason of any inconvenience or annoyance arising from Landlord’s making repairs, additions or improvements to the Building in accordance with its obligations hereunder.

15.            ALTERATIONS, TITLE AND PERSONAL PROPERTY.

15.1            Alterations. Tenant shall in no event make or permit to be made any alteration, modification, substitution or other change of any nature to the mechanical, electrical, plumbing, HVAC and sprinkler systems within or serving the Premises. After completion of Tenant’s Improvements within the Premises, Tenant shall not make or permit any other improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, to the Premises or the Building (“Alterations”) without the prior written approval of Landlord. Landlord’s approval shall include the conditions under which acceptable Alterations may be made. Alterations shall include, but not be limited to, the installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window and wall coverings; but shall not include the initial Tenant’s Improvements placed within the Premises pursuant to Subsection 5.1 of this Lease. All Alterations shall be based on complete plans and specifications prepared and submitted by Tenant to Landlord for approval, except in the instance of cosmetic changes, such as painting and carpeting, in which case Tenant shall provide Landlord with samples showing colors, styles, etc. All Alterations shall be made by Landlord at Tenant’s sole cost, payable by Tenant, as Additional Rent, within thirty (30) days after receipt of an invoice for same from Landlord, which cost shall include Landlord’s standard construction management fee. Tenant shall be responsible for the cost of any additional improvements within the Premises or the Common Area required by The Americans with Disabilities Act of 1990 as a result of Tenant’s Alterations.

If Tenant makes any Alterations without the prior consent of Landlord, then, in addition to Landlord’s other remedies, Landlord may correct or remove such Alterations and Tenant shall pay the cost thereof, as Additional Rent, on demand.

Without limiting the foregoing, Landlord shall have the right (but not the obligation), at Tenant’s expense, to connect any security, fire alarm or other monitoring system of Tenant located on the Premises to any central monitoring system maintained by Landlord from time to time. Tenant agrees to cooperate with Landlord to allow Landlord to exercise this right. All life safety systems installed by Tenant, or on Tenant’s behalf, must be at Tenant’s expense and must be compatible with Landlord’s central monitoring systems.

15.2            Title. The Tenant Improvements, all Alterations and all equipment, machinery, furniture, furnishings, and other property or improvements installed or located in the Premises by or on behalf of Landlord or Tenant, other than Tenant’s Personal Property (as defined in Subsection 15.3 of this Lease), (a) shall immediately become the property of Landlord and (b) shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term. Notwithstanding the foregoing, Landlord may, upon notice to Tenant at the time Alterations are made, elect that any Alterations be removed at the end of the Term, and thereupon, Landlord shall at Tenant’s sole expense, cause such Alterations to be removed and restore the Premises to its condition prior to the making of such Alterations, reasonable wear and tear excepted. Tenant shall promptly reimburse Landlord, as Additional Rent, for the cost of such work, which reimbursement obligation shall survive termination of the Lease.

15.3            Tenant’s Personal Property. “Tenant’s Personal Property” means all equipment, machinery, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (a) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building; (b) is removable without damage to the Premises or the Building; and (c) is not a replacement of any property of Landlord, whether such replacement is made at Tenant’s expense or otherwise. Notwithstanding any other provision of this Lease, Tenant’s Personal Property shall not include any Alterations or any improvements or other property installed or placed in or on the Premises as part of Tenant’s Improvements, whether or not installed at Tenant’s expense. Tenant shall promptly pay all personal property taxes on Tenant’s Personal Property, as applicable. Provided that Tenant is not then in default of any of its obligations under this Lease, Tenant may remove all Tenant’s Personal Property from the Premises at the termination of this Lease. Any property belonging to Tenant or any other person which is left in the Premises after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself the owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant’s failure to remove such property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

15.4            Required Removal of Tenant’s Personal Property and Cabling. Without limiting anything herein, unless otherwise expressly agreed by Landlord in writing, Tenant shall, prior to expiration of the Lease, at Tenant’s sole expense, remove any and all of Tenant’s Personal Property and/or any cabling or wiring to the extent the same was installed by Tenant or was part of the Improvements relating to any of Tenant’s electrical, telephones, computers and/or communications related equipment. This provision shall survive the termination of this Lease.

16.            INSURANCE.

16.1            Tenant’s Insurance. Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof insurance policies in accordance with the following provisions.

(a)            Coverage.

(i)            commercial general liability insurance policy, including insurance against assumed or contractual liability under this Lease, with respect to the Property, to afford protection with limits, per occurrence, of not less than Two Million and No/100 Dollars ($2,000,000.00), combined single limit, with respect to personal injury, bodily injury, including death, and property damage and Four Million and No/100 Dollars ($4,000,000.00) aggregate (occurrence form), such insurance to provide for no deductible;

(ii)            all-risk property insurance policy, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s Personal Property in the Premises, and covering loss of income resulting from casualty, such insurance to provide for no deductible greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00);

(iii)            automobile liability insurance in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for bodily injury and property damage;

(iv)            worker’s compensation or similar insurance policy offering statutory coverage and containing statutory limits, which policy shall also provide Employer’s Liability Coverage of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) per occurrence; and

(v)            Tenant shall require any construction contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (a) commercial general liability insurance policy, including, but not limited to, contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Million and No/100 Dollars ($2,000,000.00), combined single limit, and with respect to personal injury and death and property damage, Four Million and No/100 Dollars ($4,000,000.00) aggregate (occurrence form) and Two Million and No/100 Dollars ($2,000,000.00) aggregate completed operations; (b) automobile liability insurance in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for bodily injury and property damage; (c) worker’s compensation insurance or similar insurance in form and amounts as required by law; and (d) any other insurance reasonably required of Tenant by Landlord or any Mortgagee.

(b)            Policies. Such policies shall be maintained with companies licensed to do business in the State where the Premises are located and in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Rent Commencement Date. Such policy or policies shall include Landlord and its managing agent as additional insured as to coverage under Subsections 16.1.(a)(i) and 16.1.(a)(v) of this Lease. Such policies shall also contain a waiver of subrogation provision and a provision stating that such policy or policies shall not be canceled, non-renewed, reduced in coverage or materially altered except after thirty (30) day’s written notice, said notice to be given in the manner required by this Lease to Landlord, Attention: Risk Management Department. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises.

16.2            Tenant’s Failure to Insure. If Tenant shall fail to obtain insurance as required under this Section 16, Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant shall pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

16.3            Compliance with Policies. Tenant shall not do or allow to be done, or keep, or allow to be kept, anything in, upon or about the Premises which will contravene Landlord’s policies insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If any act or failure to act by Tenant in and about the Building and the Premises shall cause the rates with respect to Landlord’s insurance policies to be increased beyond those rates that would normally be applicable for such limits of coverage, Tenant shall pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

16.4            Waiver of Right of Recovery. Except as provided in Subsection 8.3 of this Lease, neither party, including Landlord’s managing agent, shall be liable to the other party, including Landlord’s managing agent, or to any insurance company (by way of subrogation or otherwise) insuring the other party, for any loss or damage to any building, structure or other tangible property, or loss of income resulting therefrom, or losses under worker’s compensation laws and benefits even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if and to the extent such loss or damage is covered by the insurance benefiting the party suffering such loss as damage or is required to be covered by the insurance pursuant to Subsections 16.1 or 16.5 of this Lease. The provisions of this Subsection 16.4 shall not limit the indemnification for liability to third parties pursuant to Section 22 of this Lease.

16.5            Landlord’s Insurance. Landlord shall carry comprehensive general liability insurance with regard to the Property and all-risk property insurance on the Property, including Tenant Improvements and Alterations but excluding Tenant’s Personal Property.

Landlord shall not be obligated to repair any damage to Tenant’s Personal Property or replace the same.

17.            DAMAGE AND DESTRUCTION.

17.1            Landlord’s Obligation to Repair and Reconstruct. If, as the result of fire, the elements, accident or other casualty (any of such causes being referred to herein as a “Casualty”), the Premises shall be rendered wholly or partially untenantable (damaged to such an extent as to preclude Tenant’s use of the Premises for the purposes originally intended), then, subject to the provisions of Subsection 17.2 of this Lease, Landlord shall cause such damage to be repaired, including Tenant Improvements and Alterations, to the extent insurance proceeds are paid to Landlord, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder or by reason of Landlord’s having provided Tenant with additional services hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord, subject to the availability of insurance proceeds and Tenant’s responsibilities set forth herein. Landlord shall not be liable for interruption to Tenant’s business or for damage to or replacement or repair of Tenant’s Personal Property, all of which replacement or repair shall be undertaken and completed by Tenant, at Tenant’s expense.

If the Premises shall be damaged by Casualty, but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of rent reserved hereunder.

17.2            Termination of Lease. If the Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord’s insurance, or if the Building is damaged to the extent of fifty percent (50%) or more of the gross leasable area thereof, or if, for reasons beyond Landlord’s control or by virtue of the terms of any financing of the Building, sufficient insurance proceeds are not available for the reconstruction or restoration of the Building or Premises, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event, or after the insufficiency of such proceeds becomes known to Landlord, whichever is applicable. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder or by reason of Landlord’s having provided Tenant with additional services hereunder) shall be adjusted as of the date set forth in such notice, or, if the Premises were rendered untenantable, as of the date of the Casualty.

17.3            Demolition of the Building. If the Building shall be so substantially damaged that it is reasonably necessary, in Landlord’s judgment, to demolish the Building for the purpose of reconstruction, Landlord may demolish the same, in which event the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder or by reason of Landlord’s having provided Tenant with additional services hereunder) shall be abated to the same extent as if the Premises were rendered wholly untenantable by a Casualty.

17.4            Insurance Proceeds. If the Lease is not terminated pursuant to Subsection 17.2 of this Lease, Landlord shall, subject to the terms of any Mortgage, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with Subsection 17.1 of this Lease. All insurance proceeds payable with respect to the Premises and the Building shall belong to and shall be payable to Landlord.

18.            CONDEMNATION.

18.1            Termination. If either the entire Premises or the Building shall be acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date. If less than the whole but more than fifty percent (50%) of the Rental Area of the Premises or more than fifty percent (50%) of the total area of the Building (even if the Premises are unaffected) or such portion of the Common Area as shall render the Premises or the Building untenantable should be so acquired or condemned, Landlord and Tenant shall each have the option to terminate this Lease by notice given to the other within ninety (90) days of such taking. In the event that such a notice of termination is given, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder, or by reason of Landlord’s having provided Tenant with additional services hereunder) shall be adjusted as of such date.

If (a) neither Landlord nor Tenant shall exercise their respective options to terminate this Lease, as hereinabove set forth, or (b) some lesser portion of the Premises or the Building or Common Area, which does not give rise to a right to terminate pursuant to this Subsection 18.1, is taken by the condemning authority, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority, the Annual Basic Rent payable hereunder during the unexpired portion of the Term shall be reduced in proportion to the reduction in the total Rental Area of the Premises, and any Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder, or by reason of Landlord’s having provided Tenant with additional services hereunder) payable pursuant to the terms hereof shall be adjusted to reflect the diminution of the Premises and/or the Building, as the case may be.

18.2            Rights to Award. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease as a result of any such taking or condemnation, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation, or for the value of any unexpired portion of the Term, or for any property lost through condemnation, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award with regard to the Premises; provided, however, that, in the event of a total taking, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant’s Personal Property lost thereby, loss of income, and for any relocation expenses compensable by statute and receive such awards therefor as may be allowed in the condemnation proceedings provided that such awards shall be made in addition to, and stated separately from, the award made for the Building, the underlying land and the Premises. Landlord shall have no obligation to contest any taking or condemnation.

19.            BANKRUPTCY.

19.1            Event of Bankruptcy. For purposes of this Lease, each of the following shall be deemed an “Event of Tenant’s Bankruptcy”:

(a)            if Tenant becomes insolvent, as defined in the Bankruptcy Code, or under the Insolvency Laws;

(b)            the commencement of any action or proceeding for the dissolution or liquidation of Tenant or for the appointment of a receiver or trustee of the property of Tenant, whether instituted by or against Tenant, if not bonded or discharged within thirty (30) days of the date of the commencement of such proceeding or action;

(c)            if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws;

(d)            if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency laws, which is not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor; and

(e)            if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or to a common law composition of creditors.

As used herein, (i) “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. Section 101 et. seq. as amended or any successor statute and (ii) “Insolvency Laws” means the insolvency laws of any state or territory of the United States.

19.2            Assumption by Trustee. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease under Section 20 of this Lease shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee’s assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided for in the Bankruptcy Code) after the date of the Trustee’s appointment. The failure of the Trustee to give notice of the assumption within the period shall conclusively and irrevocably constitute the Trustee’s rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord adequate assurance of future performance. In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, or (iii) pay the Rent due under this Lease on time, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 20 of this Lease.

20.            DEFAULT PROVISIONS AND REMEDIES.

20.1            Events of Default. Each of the following shall be deemed an Event of Default by Tenant under this Lease:

(a)            failure of Tenant to pay Annual Basic Rent, any Additional Rent, or any other sum required to be paid under the terms of this Lease, including late charges, within three (3) days after written notice from Landlord of non-payment;

(b)            failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed (other than those obligations of Tenant set forth in Subsection 16.2 of this Lease for which Tenant shall be entitled to receive no prior notice, and other than the conditions set forth in Subsections 20.1.(a), (c), (d), (e), (f) and (g) of this Lease, which shall be governed solely by the provisions set forth herein), within ten (10) days after notice thereof from the Landlord, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously and in any event within not more than thirty (30) days;

(c)            the filing of a tax or construction lien against any property of Tenant which is not bonded or discharged within ten (10) days of the date such lien is filed;

(d)            abandonment of the Premises by Tenant;

(e)            an Event of Tenant’s Bankruptcy;

(f)            the sale of Tenant’s interest in the Premises under attachment, execution or similar legal process; and

(g)            the failure of Tenant to vacate the Premises upon the expiration of the Term, or the earlier termination thereof pursuant to the other provisions hereof.

20.2            Remedies. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below or by applicable law) may do any one or more of the following:

(a)            Landlord shall have the right, at its election, to cancel and terminate this Lease and remove all persons and property therefrom by summary proceedings; provided, however, that any such termination of this Lease shall be at the option or election of the Landlord only, and such termination and cancellation shall not take effect unless the Landlord elects in writing that it shall.

(b)            Landlord shall have the rights (i) to accelerate and declare immediately due and payable all rents and other charges to be paid by Tenant hereunder, to the end of the term, and to collect such rentals and charges immediately by distress proceedings or otherwise at Landlord’s election, or (ii) in the event the Tenant abandons the Premises or in the event the Landlord dispossesses the Tenant but does not elect to terminate this Lease, then without waiving its right to accelerate, Landlord shall have the right to re-lease the Premises, or portions thereof, for the Tenant’s account, for such periods of time and at such rentals, for such use and upon such covenants and conditions as Landlord may elect, applying the net rentals or avails of such letting first to the payment of Landlord’s expenses in dispossessing the Tenant and the costs or expenses of making such repairs in the Premises as may be necessary in order to enable the Landlord to re-lease the same, and to the payment of any brokerage commissions or other necessary expenses of the Landlord in connection with such re-leasing; and the balance, if any, shall be applied by the Landlord from time to time, but in any event no less than once a month, on account of the payment due or payable by the Tenant hereunder, if any, with the right reserved to the Landlord to bring such action or proceedings for the recovery of any deficits remaining unpaid as it may deem advisable from time to time, without being obliged to await the end of the term hereof for a final determination of the Tenant’s account.

The commencement or maintenance of any one or more actions shall not bar the Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Subsection. Any balance remaining, however, after full payment and liquidation of the Landlord’s accounts as aforesaid, shall be paid to the Tenant from time to time with the right reserved to the Landlord at any time to give notice in writing to the Tenant of Landlord’s election to cancel and terminate this Lease and all of the Tenant’s obligations thereunder, and upon the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant’s favor that may at the time be owing, it shall constitute a final and effective cancellation and termination of this Lease and the obligations thereof on the part of either party to the other.

(c)            In the event of the termination of this Lease by Landlord because of Tenant’s default, Landlord shall, notwithstanding any other provisions of this Lease, be entitled to recover from Tenant as damages and not as a penalty, an amount equal to all amounts incurred by Landlord in recovering possession and leasing the Premises (and renovations or repairs to same in order to lease the Premises), including, without limitation, all broker’s fees and commissions.

(d)            Landlord may also pursue such other remedies as may be allowed by law or equity, and all such rights and remedies, whether expressly stated above or whether available at law or in equity, shall be deemed separate and cumulative and no one remedy shall be deemed to be exclusive of any such other remedy.

(e)            Notwithstanding anything to the contrary herein, it is agreed that wherever it is provided in this Section that this Lease shall terminate, the same shall be deemed and construed to mean that such termination shall be at the option or election of Landlord only, and that such termination and cancellation shall not take effect unless Landlord elects in writing that it shall.

(f)            Tenant covenants and agrees that Tenant will pay in addition to the rentals and other sums agreed to be paid hereunder, all sums and expenses incurred by Landlord in enforcing, defending or interpreting its rights hereunder, including without limitation, all advertising and leasing fees, all court costs, all attorneys’ fees (whether incurred out of court, at trial, on appeal, or in bankruptcy or administrative proceedings), and all collection costs and fees charged by third parties in connection with Landlord’s enforcement, defense or interpretation of its rights hereunder.

(g)            Tenant acknowledges and agrees that if Tenant defaults in the payment of any money due to Landlord under the terms of this Lease, then from and after the date of such default, all sums due to Landlord hereunder shall bear interest at the Default Rate. In addition, if Tenant fails to pay any taxes, assessments, or any other payments required to be paid by Tenant hereunder (other than amounts payable as rents), Landlord may, on behalf of Tenant, make any such payment or payments, and Tenant covenants thereupon to reimburse and pay Landlord as additional rent within ten (10) days of Landlord’s demand therefor, any amount so paid and expended, with interest thereon at the Default Rate from the date of the payment made by Landlord until such amount is paid by Tenant to Landlord.

(h)            Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

20.3            Damages. If this Lease is terminated by Landlord pursuant to Subsection 20.2 of this Lease, Tenant nevertheless shall remain liable for (a) any Annual Basic Rent, Additional Rent and damages which may be due or sustained prior to such termination, and (b) all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys’ fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder. If Landlord terminates the Lease pursuant to this Section 20, all rent which would have been payable to landlord prior to the termination date, but for any abatement set forth in Subsection 1.1.B. of this Lease, shall immediately become due and payable as Additional Rent.

Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to Subsection 20.2 of this Lease.

If this Lease is terminated pursuant to Subsection 20.2 of this Lease, Landlord may re-lease the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine. The failure or refusal of Landlord to re-lease the Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

20.4            No Waiver. No act or omission by Landlord shall be deemed to be an acceptance of a surrender of the Premises or a termination of Tenant’s liabilities hereunder, unless Landlord shall execute a written release of Tenant. Tenant’s liability hereunder shall not be terminated by the execution by Landlord of any new lease for all or any portion of the Premises or the acceptance of rent from any assignee or subtenant.

20.5            Remedies Not Exclusive. All rights and remedies of Landlord set forth in this Lease shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity, or both. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rents hereunder, with knowledge of the breach of any covenant hereof or the receipt by Landlord of less than the full rent due hereunder, shall not be deemed a waiver of such breach or of Landlord’s right to receive the full rents hereunder, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

20.6            Persistent Failure to Pay Rent. In addition to any other remedies available to Landlord pursuant to this Lease or by law, Landlord may, at any time throughout the Term of this Lease, terminate this Lease upon Tenant’s default on two (2) separate occasions during any twelve (12) month period under Subsection 20.1.(a) of this Lease, regardless of whether or not such prior defaults have been cured. Termination, pursuant to this Subsection 20.6, shall be effective upon Landlord’s delivery to Tenant of a notice of termination.

21.            LANDLORD’S LIEN.

21.1            Landlord’s Lien. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. This lien shall also secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereinafter be situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof have been fully complied with and performed by Tenant. In consideration of this Lease, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on or in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 34 of this Lease dealing with “Notices” in this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 21. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida.

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22.            INDEMNITY.

22.1            Indemnity. To the maximum extent permitted by law, Tenant shall indemnify, protect, and hold Landlord and its officers, directors and shareholders together with their respective officers, agents, servants, employees, and independent contractors, and each of their respective successors and assigns (collectively, the “Landlord Indemnified Parties”) harmless from and defend the Landlord Indemnified Parties against any and all claims or liability for any injury or damage to any person or property whatsoever (i) occurring in, on or about the Premises or any part thereof; or (ii) occurring in, on or about the Building or the Common Areas when such injury or damage is caused in part or in whole by the act, neglect, or fault of Tenant or Tenant’s agents, contractors, employees or invitees. Tenant shall further indemnify and hold the Landlord Indemnified Parties harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the provisions of this Lease, or arising from any act or negligence of Tenant, or any of Tenant’s agents, contractors or employees and, Tenant shall further indemnify and hold the Landlord Indemnified Parties harmless from and against all reasonable costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against the Landlord Indemnified Parties by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

The provisions of this Section 22 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. The term attorneys’ fees as used in this Lease shall mean all attorneys’ and paralegals’ fees, whether incurred out of court, at trial, in mediation or arbitration, on appeal or in any bankruptcy or appellate proceeding.

23.            LIMITATION ON LANDLORD LIABILITY.

23.1            Limitation on Landlord Liability. The term “Landlord” as used in this Lease shall mean only the owner or the Mortgagee or its trustees, as the case may be, then in possession of the Property so that in the event of any transfer by Landlord of its interest in the Property, the Landlord in possession immediately prior to such transfer shall be, and hereby is, entirely released and discharged from all covenants, obligations and liabilities of Landlord under this Lease accruing after such transfer. In consideration of the benefits accruing hereunder, Tenant, for itself, its successors and assigns, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by the Landlord, and notwithstanding anything to the contrary contained elsewhere in this Lease, the remedies of Tenant under this Lease shall be solely and exclusively limited to Landlord’s interest in the Property.

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24.            LANDLORD OBLIGATIONS.

24.1            Landlord Obligations. Landlord agrees to perform all of its obligations under this Lease in a manner consistent with the standards applicable to similar buildings in the vicinity of the Building. Landlord shall be excused for the period of any delay in the performance of any of its obligations when the delay is due to any cause or causes beyond Landlord’s control which include, without limitation, acts of God, all labor disputes, governmental regulations or controls, civil unrest, war, adverse weather condition, fire or other casualty, inability to obtain any material, services, or financing unless otherwise provided for in this Lease. Except where specifically set forth in this Lease, there shall be no abatement, set-off or deduction of Annual Basic Rent or Additional Rent due under this Lease.

25.            ASSIGNMENT AND SUBLETTING.

25.1            Prohibited Without Landlord’s Consent. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not (a) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (b) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant; and/or (c) permit the assignment or other transfer of this Lease or any of Tenant’s rights hereunder by operation of law (each of the events referred to in the foregoing clauses (a), (b) and (c) being hereinafter referred to as a “Transfer”), without the prior written consent of Landlord in each instance first obtained, which consent shall not be unreasonably withheld, conditioned or delayed, and any consent given shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord’s consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord’s consent has been granted or withheld, and regardless of whether such assignment or subletting is expressly permitted under this Lease, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. Tenant hereby indemnifies Landlord against liability resulting from any claim made against Landlord by any assignee or subtenant or by any broker claiming a commission in connection with the proposed Transfer. In the event Landlord shall consent to a Transfer of this Lease, any option which Tenant may have to renew the Term shall be null and void.

25.2            Stock Transfer. If Tenant or any Guarantor is at any time a privately held corporation, then each of the following events shall be deemed a prohibited Transfer under this Section 25 if such event results in a change in control of Tenant or Guarantor: any transfer of Tenant’s or Guarantor’s issued and outstanding capital stock; any issuance of additional capital stock; or the redemption of any issued and outstanding stock. If Tenant or any Guarantor is a partnership, any Transfer of any interest in the partnership or any other change in the composition of the partnership, which results in a change in management of Tenant or Guarantor from the person or persons managing the partnership as of the date hereof, shall be deemed a prohibited Transfer under this Section 25.

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25.3            Rents from Transfer. In the event Landlord shall consent to a Transfer of this Lease and the amount of the rents (or other compensation) to be paid to Tenant by any such transferee is greater than the rents required to be paid by Tenant to Landlord pursuant to this Lease or a premium is to be paid to Tenant for an assignment of this Lease, Tenant shall pay to Landlord any such excess or any such premium, as the case may be, upon receipt thereof by Tenant from such transferee.

25.4            Procedure for Obtaining Landlord’s Consent.

(a)            In the event that, at any time or from time to time prior to or during the Term, Tenant desires to Transfer this Lease in whole or in part, whether by operation of law or otherwise, Tenant shall submit to Landlord for its consideration (a) in writing, the name and address of the proposed subtenant or assignee, a reasonably detailed statement of the proposed subtenant’s or assignee’s business and reasonably detailed financial references and information concerning the financial condition of the proposed subtenant or assignee, (b) a disclosure of the rents to be paid by any subtenant in excess of the rents reserved hereunder or the premium to be paid for the assignment, and (c) if a subletting, a description of the area of the Premises to be sublet. Tenant agrees to pay Landlord, as Additional Rent, all costs incurred by Landlord in connection with any actual or proposed Transfer, including, without limitation, the costs of making investigations as to the acceptability of a proposed subtenant or assignee and legal costs incurred in connection with any requested consent.

(b)            Landlord’s consent to an assignment of this Lease shall be effective upon the execution by Tenant, the assignee, and Landlord of an assignment document prepared by Landlord in which the assignee shall agree to assume, observe, perform, and be bound by, all of Tenant’s obligations under this Lease and Tenant shall agree to remain primarily liable for such obligations.

Any consent by Landlord to a subletting of all or a portion of the Premises shall be deemed to have been given only upon the delivery by Landlord to Tenant of a consent document prepared and executed by Landlord expressly consenting to such subletting.

26.            HOLDING OVER.

26.1            Holding Over. Tenant agrees to vacate the Premises at the end of the Term, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew this Lease by operation of law and nothing herein shall be deemed as consent by Landlord to Tenant’s remaining in the Premises. If Tenant fails to vacate the Premises as required, Landlord may consider Tenant as either (a) a “Tenant-at-Will” (i.e. month-to-month tenant) liable for the payment of rent at double the then market rate as determined by Landlord or (b) as a “Tenant-Holding Over” liable for an amount equal to the actual damages incurred by Landlord as a result of Tenant’s holding over, including, without limitation, all incidental, prospective and consequential damages and attorney’s fees, but in no event shall such amount be less than an amount equal to twice the Annual Basic Rent, and Additional Rent, reserved hereunder applicable to the period of the holdover. In either event, all other covenants of this Lease shall remain in full force and effect.

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27.            SUBORDINATION AND ATTORNMENT.

27.1            Subordination and Attornment. This Lease is subject and subordinate to the liens of all mortgages, deeds of trust and other security instruments now or hereafter placed upon the Building or the Property or any portion thereof and all ground and other underlying leases from which Landlord’s interest is derived (said mortgages, deeds of trust, other security instruments, and ground leases being hereinafter referred to as “Mortgages” and the mortgagees, beneficiaries, secured parties, and ground lessors thereunder from time to time being hereinafter called “Mortgagees”), and to any and all renewals, extensions, modifications, or refinancings thereof, without any further act of the Tenant. If requested by Landlord, however, Tenant shall promptly execute any certificate or other document confirming such subordination. Tenant agrees that, if any proceedings are brought for the foreclosure of any of the Mortgages, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, recognize the purchaser as the landlord under this Lease, and make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give, or purport to give, Tenant any right to terminate this Lease or to alter the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

Notwithstanding anything contained herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgages to the operation and effect of this Lease without obtaining the Tenant’s consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgages without regard to the respective dates of execution and/or recordation of such Mortgages and this Lease and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgages.

If, in connection with obtaining financing for the Building, a Mortgagee shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially adversely increase the obligations of Tenant hereunder, or materially adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the Premises, or increase the amount of Annual Basic Rent Additional Rent payable hereunder.

28.            ESTOPPEL CERTIFICATES.

28.1            Estoppel Certificates. Tenant shall, without charge, at any time and from time-to-time, within fifteen (15) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in such form as may be determined by Landlord, certifying to Landlord, Landlord’s Mortgagee, any purchaser of Landlord’s interest in the Building, or any other person designated by Landlord, as of the date of such estoppel certificate, the following, without limitation: (a) whether Tenant is in possession of the Premises; (b) whether this Lease is in full force and effect; (c) whether there have been any amendments to this Lease, and if so, specifying such amendments; (d) whether there are then existing any set-offs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other charges have been paid in advance and the amount of any Security Deposit held by Landlord; (f) that Tenant has no knowledge of any then existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant, or if such event has occurred, specifying it in detail; and (h) the address to which notices to Tenant under this Lease should be sent. Any such certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of Tenant to execute, acknowledge and deliver such a certificate in accordance with this Subsection 28.1 within fifteen (15) days after a request therefor by Landlord shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such certificate, that such certificate as submitted by Landlord to Tenant is true and correct.

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29.            PEACEFUL AND QUIET POSSESSION.

29.1            Peaceful and Quiet Possession. Tenant, if and so long as it pays all rents due hereunder and performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Term free of any claims of Landlord or anyone lawfully claiming by, through or under Landlord, subject, however, to the terms of this Lease and to matters of public record existing as of the date of this Lease.

30.            LANDLORD’S ACCESS TO PREMISES.

30.1            Landlord’s Access to Premises. Landlord and its agents may at any reasonable time and without incurring any liability to Tenant, other than liability for personal injuries and damages resulting solely from the negligence of Landlord or its agents, enter the Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Building; provided, however, that in the case of an emergency, Landlord may enter the Premises at any time. Tenant shall allow the Premises to be exhibited by Landlord (a) at any time to any representative of a lender or to any prospective purchaser of the Building or Landlord’s interest therein or (b) within six (6) months of the end of the Term to any persons who may be interested in leasing the Premises. Tenant agrees to provide Landlord with such keys or security access codes as are necessary to access the Premises in accordance with the foregoing.

31.            RELOCATION.

31.1            Relocation. Landlord shall have the right, either before or during the Term, upon not less than thirty (30) days written notice to Tenant, to change the location of the Premises to another location within the Building, if any, provided that the new location is reasonably similar in size, utility and appearance. If Tenant is occupying the Premises when Landlord exercises its rights hereunder, Landlord, at its expense, shall remove, relocate and reinstall Tenant’s equipment (including telephones), furniture and fixtures in the new premises and redecorate the new premises so that they will substantially resemble the former Premises. Landlord shall also pay Tenant’s cost of reprinting stationery and business cards. On completion of the change in location of the Premises, the parties shall execute an amendment to this Lease which sets forth the new description of the Premises and amendments to any other terms of this Lease, if any, required by the relocation of the Premises.

32.            BROKERS, COMMISSIONS, ETC.

32.1            Brokers, Commissions, Etc. Landlord and Tenant acknowledge, represent and warrant each to the other that, except as listed in Subsection 1.1.F. of this Lease, no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

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33.            RECORDATION.

33.1            Recordation. Neither Landlord nor Tenant shall record this Lease, any amendment to this Lease or any other memorandum of this Lease without the prior written consent of the other party, which consent may be withheld in the sole discretion of either party and, in the event such consent is given, the party requesting such consent and recording shall pay all transfer taxes, recording fees and other charges in connection with such recording.

34.            MISCELLANEOUS.

34.1            Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

34.2            Applicable Law. This Lease shall be given effect and construed by application of the laws of the state where the Property is located, and any action or proceeding arising hereunder shall be brought in the courts of the State where the Premises are located.

34.3            Authority. If Tenant is a business organization or partnership, the person executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and validly existing; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and is binding upon and enforceable against Tenant in accordance with its terms.

If Landlord is a business organization or partnership, the person executing this Lease on behalf of Landlord represents and warrants that Landlord is duly organized and validly existing; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Landlord and is binding upon and enforceable against Landlord in accordance with its terms.

34.4            No Discrimination. Landlord requires the Building be operated in such a manner so that all tenants and their customers, employees, licensees and invitees shall have an equal opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Building without discrimination because of the race, creed, color, sex, age, national origin, ancestry or handicap. Tenant agrees not to discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, creed, color, sex, age, handicap, national origin or ancestry of such person or group of persons.

34.5            Integration of Agreements. This writing is intended by the parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties hereto are incorporated herein. No course of prior dealings between the parties or their agents shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their agents shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties hereto.

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34.6            Third Party Beneficiary. Except as expressly provided elsewhere in this Lease, nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

34.7            Captions; Gender. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof. As used in this Lease and where the context so requires, the singular shall be deemed to include the plural and the masculine shall be deemed to include the feminine and neuter, and vice versa.

34.8            Successors and Assigns. Subject to the express provisions of this Lease to the contrary (e.g., Section 25 of this Lease), the terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

34.9            Waiver of Jury Trial. Landlord and Tenant hereby expressly waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly arising out of or with respect to this Lease, including, without limitation, the relationship of Landlord and Tenant, the use and occupancy by Tenant of the Premises, any statutory remedy and/or claim of injury or damage regarding this Lease. The provisions of this Subsection 34.9 have been fully discussed by the parties hereto. No party has in any way agreed with or represented to any other party that the provisions of this Subsection 34.9 will not be fully enforced in all instances.

34.10           Joint and Several Liability. In the event that two (2) or more persons (i.e., natural persons, corporations, partnerships, associations and other legal entities) shall become liable for Tenant’s obligations hereunder (i.e. such as in the event of assignment), the liability of each such party to pay all rents due hereunder and perform all the other covenants of this Lease shall be joint and several. In the event Tenant is a general partnership or a limited partnership with two or more general partners, the liability of each partner, or general partner, under this Lease shall be joint and several.

34.11           Notices. All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent (i) by United States certified mail, return receipt requested, postage prepaid, or (ii) by hand delivery, or (iii) by overnight delivery (by a recognized commercial overnight courier service), or (iv) by electronic mail, in which event it will be deemed received upon the sender’s receipt of evidence of complete and successful transmission of the entire notice during normal business hours. All notices must be addressed to Landlord or Tenant, at the Landlord Notice Address and Tenant Notice Address, respectively. Any notice given by electronic mail must be re-sent at the same time by one of the other methods of delivery in this Subsection. Either party may designate a change of address by written notice to the other party, in the manner set forth above. Notice, demand and requests which shall be served by certified mail in the manner aforesaid, shall be deemed to have been given three (3) days after mailing. Notices sent by overnight delivery shall be deemed to have been given the day after sending. Without intending to limit the generality of the foregoing requirement that all notices, demands and requests be in writing, there are certain provisions in this Lease where, for emphasis alone, such requirement is reiterated.

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34.12            Effective Date of this Lease. Unless otherwise expressly provided, all terms, conditions and covenants by Tenant and Landlord contained in this Lease shall be effective as of the date first above written.

34.13            Construction Liens. Landlord’s interest in the Premises shall not be subject to liens for improvements made by the Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Premises or to the present estate, reversion or other estate of Landlord in the Premises herein demised or on the Building or other improvements thereon as a result of improvements made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part thereof, or any such party who may avail himself of any lien against realty (whether same shall proceed in law or in equity), are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for improvements by Tenant or for any other purpose during the term of this Lease. Tenant shall indemnify Landlord against any loss or expenses incurred as a result of the assertion of any such lien, and Tenant covenants and agrees to transfer any claimed or asserted lien to a bond or such other security as may be permitted by law within ten (10) days of the assertion of any such lien or claim of lien. In the event Tenant fails to transfer such lien to a bond or other security within such ten (10) day period, then, in addition to its other remedies specified in this Lease, Landlord shall have the right to discharge the lien claimed to bond or other security permitted by law and in any such event, Tenant shall pay all costs so incurred by Landlord immediately upon demand therefor. Tenant shall advise all persons furnishing designs, labor, materials or services to the Premises in connection with Tenant’s improvements thereof, of the provisions of this Article.

34.14            Waiver of Right of Redemption. Tenant hereby expressly waives (to the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right to restore the operation of this Lease under any present or future law in the event Tenant is dispossessed for any proper cause, or in the event Landlord shall obtain possession of the Premises pursuant to the terms of this Lease. Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.

34.15            Mortgagee’s Performance. If requested by any Mortgagee, Tenant shall give such Mortgagee written notice of any default by Landlord under this Lease and a reasonable opportunity to cure such default. Tenant shall accept performance of any of Landlord’s obligations hereunder by any ground lessor or mortgagee relating to the financing of the Property.

34.16            Mortgagee’s Liability. No mortgagee or ground lessor relating to the financing of the Property, not in possession of the Premises or the Building, shall have any liability whatsoever hereunder.

34.17            Schedules. Each writing or plat referred to herein as being attached hereto as a schedule or exhibit is hereby made a part hereof, with the same full force and effect as if such writing or plat were set forth in the body of this Lease.

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34.18            Time of Essence. Time shall be of the essence of this Lease with respect to the performance by Tenant of its obligations hereunder.

34.19            Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto. No amendments of this Lease entered into by Landlord and Tenant, as aforesaid, shall impair or otherwise affect the obligations of any guarantor of Tenant’s obligations hereunder, all of which obligations shall remain in full force and effect and pertain equally to any such amendments, with the same full force and effect as if the substance of such amendments was set forth in the body of this Lease.

34.20            Rent a Separate Covenant. Tenant shall not for any reason withhold or reduce Tenant’s required payments of Rent and other charges provided in this Lease, it being expressly understood and agreed by the parties that the payment of Rent and Additional Rent is a covenant by Tenant that is independent of the other covenants of the parties hereunder.

34.21            Absence of Option. The submission of this Lease for examination does not institute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

34.22            Attorneys’ Fees. Should either party file suit against the other in order to enforce any of its rights under this Lease, then the party which prevails in such suit shall be entitled to collect from the other party all costs of such suit, including reasonable attorneys’ fees, court costs and such fees as determined by a court of competent jurisdiction. A party shall be deemed to have prevailed if: (i) it initiated the litigation and substantially obtained the relief it sought, either through a judgment or the losing party’s voluntary action before arbitration (after it is scheduled), trial, or judgment; (ii) the other party withdraws its action without substantially obtaining the relief it sought; or (iii) it did not initiate the litigation and the judgment is entered for either party, but without substantially granting the relief sought by the other party.

34.23            Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s lenders or prospective purchasers of the project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

35.            ROOF AND CONNECTING RIGHTS.

35.1           Roof and Connecting Rights. Upon the request of Tenant, Landlord shall install at Tenant’s sole expense, a satellite dish, antennae and ancillary equipment on the roof of the Building, subject to the following which shall be deemed to apply during the initial Term of this Lease and any renewal term:

(a)            The location and amount of space for the installation of the antennae and ancillary equipment shall be as designated as the Antennae and Ancillary Equipment Area on Schedule A attached hereto per mutually agreed to by Landlord and Tenant. It is agreed that any installation of antennae and ancillary equipment made pursuant to this Section 35.1 shall not exceed 4 feet in diameter or 6 feet in height;

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(b)            To the extent Landlord provides the same, Tenant shall reimburse Landlord for all charges for electricity, or other utilities used in connection with Tenant’s operation and the antennae and ancillary equipment on the roof of the Building;

(c)            Tenant shall, at its expense, obtain any municipal, state or federal permits and/or licenses required for its operations, and each of Tenant’s permits or licenses shall be submitted to Landlord;

(d)            Tenant assumes full responsibility for the engineering and maintenance of all the equipment installed on its behalf. Tenant shall indemnify and save harmless Landlord from and against any and all loss, cost (including reasonable attorneys’ fees), damages, expense and liability (including statutory liability, liability under Workers Compensation laws and construction liens), in connection with claims or damages as a result of injury or death of any person or property damage, including without limitation repairs, due to installation and use and/or removal of installations by Tenant or any other acts or negligence of Tenant, Tenant’s agents, employees, customers, invitees, contractors, and subcontractors in connection with said installation unless such claims or damages are a result of the misconduct or gross negligence or Landlord, Landlord’s agents, employees, contractors or invitees;

(e)            All costs for such installation, including the cost of electrical equipment, antennas, mounting fixtures and engineering studies, required by Tenant hereunder, or which are required to comply with Landlord’s site engineering or aesthetic standards, will be at Tenant’s sole expense. All equipment or other properties attached to or otherwise brought into or onto the Building shall be at all times the personal property of Tenant except for any permanent modifications to Landlord’s property which shall become the property of Landlord upon termination of this Lease;

(f)             Landlord shall retain the right to use or allow others to use other roof space on the Building for the purpose of transmitting and receiving broadcast radio, television, cable television, one-way and two-way communication, microwave transmission and weather radio antennae and underground. Tenant’s installations shall be installed so as not to interfere with the use or operation of communications equipment previously installed on the Building by others;

(g)            Tenant and/or its contractors, agents and subcontractors, shall have the unrestricted right of access to the antennae at all times provided that Tenant complies with the security regulations of the Building and obtains Landlord’s consent prior to entering such areas;

(h)            Tenant shall keep the antennae and ancillary equipment and the Antennae and Ancillary Equipment Area in good condition and repair and allow no waste thereon. The antennae and ancillary equipment will be and remain Tenant’s property and Tenant will have the right at its option to remove same at any time during the term or the termination of the Lease provided that Tenant will seal any and all holes left by the removal of said equipment. If Tenant has not elected to remove said equipment upon termination or expiration of the Lease then, at Landlord’s request, Tenant will remove the same and weather seal all of its related equipment and weather seal any and all holes left by the removal of said equipment.

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The licenses granted by Landlord in this Section are non-exclusive rights to use such areas in common with Landlord, other tenants of the Building and others entitled to the use thereof and are subject to easements therein as Landlord may from time to time grant others. Tenant shall not in any fashion obstruct access to or use of any portion of said areas or in any way interfere with the rights of other persons entitled to use such areas. These areas licensed to Tenant shall at all times be subject to the exclusive control and management of Landlord (subject to the provisions hereof).

36.            SIGNAGE.

36.1           Signage. Building standard signage is available for Tenant on the directory located in the lobby of the Building as well as the main entrance to the Property. Other than as expressly provided for herein, Tenant is not permitted to erect any signs in, on or around the Building without the prior written approval of Landlord.

37.            AMENITIES.

37.1           Amenities. The following amenities are available at the Building as of the Lease Execution Date; provided Landlord expressly reserves the right to modify or discontinue any of the following amenities in its sole discretion, and in no event will any such modification or discontinuance entitle Tenant to any abatement or reduction of Rent or other damages:

(a)	Childcare facility;

(b)	Corporate dining facility;

(c)	Conference Room and Auditorium;

(d)	On-site, regional bus transfer center;

(e)	After hours card ready access at main building entries;

(f)	Security sweep with building cameras and monitors to view exterior and interior;

(g)	Health and fitness center.

38.            RADON.

38.1            Radon. As required by F.S. 404.056(8), Landlord notifies Tenant as follows: “RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.”

39.            PARKING AREAS.

39.1            Parking Areas. Landlord shall keep and maintain in good condition any parking areas that may be provided. Landlord reserves the right to control the method manner and type of parking in parking spaces. Landlord will provide to Tenant (a) one hundred ninety three (193) unreserved parking spaces, and (b) four (4) reserved parking spaces in locations designated by Landlord, in each case at no additional charge to Tenant. Tenant shall not use, and shall not allow Tenant’s employees and/or invitees to use, more than the allocated number of parking spaces provided in this Lease.

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40.            REPRESENTATIONS AND WARRANTIES.

40.1            Tenant’s Representations and Warranties. Tenant hereby represents, warrants and agrees that: (1) there exists no breach, default or event of default by Landlord under this Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default by Landlord under this Lease; (2) this Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (3) Tenant has no current offset or defense to their performance or obligations under this Lease.

Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord’s employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with this Lease.

41.            ANTI-TERRORISM STATUTE COMPLIANCE.

41.1            Anti-Terrorism Statute Compliance. Tenant hereby represents and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Antiterrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism” - “Prohibited Person” is defined as (1) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease under their respective seals as of the day and year first above written.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	LANDLORD:

/s/ Lisa Jensen	BLUETT CAPITAL REALTY, INC., a Florida corporation, as Authorized Agent for Landlord
(Signature)
Lisa Jensen	By:	/s/ Lori Bluett
(Printed Name)		Name:	Lori Bluett
		Title:	President
/s/ Monica Rookey
(Signature)	Date:	1/1/18
Monica Rookey
(Printed Name)

TENANT:

/s/ David Heuermann	CONTINENTAL BENEFITS, LLC, a Florida limited liability company
(Signature)
David Heuermann	By:	/s/ Steve Johnson
(Printed Name)		Name:	Steve Johnson
		Title:	CFO
/s/ Tim Kilkelly
(Signature)	Date:	1/4/18
Tim Kilkelly
(Printed Name)

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SCHEDULE A

PLAT SHOWING LOCATION OF THE PREMISES

LEASED SPACES
AVAILABLE IN 2018
AVAILABLE SPACES
AMENITIES
COMMON AREA
PREMISES
Suite 1417
LEASING LAYOUT:
LEVEL ONE

netpark tampabay

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SCHEDULE B

Tenant Improvements

TENANT:	CONTINENTAL BENEFITS, LLC, a Florida limited liability company

PREMISES:	Approximately 32,842 square feet of Rental Area on the First (1st) Floor

BUILDING:	Netpark Tampa Bay

1.            Tenant’s Initial Plans; the Tenant Improvements. Tenant desires Landlord to perform certain leasehold improvement work in the Premises in substantial accordance with the plan or plans now or hereafter attached to this Schedule B and made a part hereof as Schedule 1 (collectively, the “Initial Plan”). Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the “Tenant Improvements”. Not later than ten (10) days from the date hereof, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord’s architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Tenant Improvements which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord’s approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Tenant Delivery Items (as defined in Paragraph 7 below) because, in Landlord’s reasonable opinion, the work, as described in any such item, or the Tenant Delivery Items, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another tenant’s premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Tenant Improvements or the Initial Plan or any other plans, drawings, specifications or other items associated with the Tenant Improvements nor Landlord’s performance, supervision or monitoring of the Tenant Improvements shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises.

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2.            Working Drawings and Budget. Landlord shall prepare or cause to be prepared final working drawings and specifications for the Tenant Improvements (as approved by Tenant, the “Working Drawings”) based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. Landlord shall simultaneously prepare a budget for the Tenant Improvements (“Proposed Budget”). Tenant shall give written notice of its approval or disapproval (and reasons for any disapproval) of the Working Drawings and the Proposed Budget within five (5) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings and the Proposed Budget or by executing Landlord’s approval form then in use, whichever method of approval Landlord may designate. In the event that Tenant does not approve the Working Drawings and/or the Proposed Budget for any reason, and provided further, that the Working Drawings are consistent with the Initial Plan and any other plans, drawings, specifications, finish details or other information provided by Tenant pursuant to Paragraph 1 above, Tenant shall, within five (5) days of receipt of the same, propose to Landlord in writing, changes to the Proposed Budget and/or the Working Drawings so as to make them acceptable to Tenant and Landlord. Once approved by Landlord and Tenant, the Proposed Budget shall be referred to herein as the “Budget”.

3.            Performance of the Tenant Improvements. Except as hereinafter provided to the contrary, the Tenant Improvements shall be constructed using (except as may be stated below or shown otherwise in the Working Drawings) Building standard materials, quantities and procedures currently in use by Landlord (“Building Standards”) which includes without limitation: 2’ x 4’ parabolic fluorescent lights with cool white bulbs (1 per 85 square feet of usable space); Armstrong 2’x 2’ white ceiling tiles, HVAC constant volume air system (based on 1 tone/350 square feet of usable space) including HVAC distribution and balancing; electric service (120/208 volt, 3-phase); fire sprinkler system to code; perimeter walls smooth and ready for paint; perimeter walls receive windows in locations agreeable to Landlord and Tenant.

4.            Change Orders. The Tenant Improvements shall be in accordance with Working Drawings as set forth above. To the extent that Tenant requests changes to the Tenant Improvements which changes increase the budgeted costs to complete the Tenant Improvements, Landlord shall notify Tenant of the same. If after receiving any such notice, Tenant confirms in writing its request to make the changes, then the same shall take effect and any increased costs shall be deducted from the Improvement Allowance to the extent available or reimbursed by Tenant pursuant to Subsection 5.1 of this Lease. If Tenant fails to confirm in writing its request for the requested changes within five (5) business days of Landlord’s notice, then Landlord shall not be obligated to make any of the changes and shall proceed to complete the work specified in the Working Drawings. Notwithstanding the foregoing, Landlord shall in no event be required to perform any work which is not outlined in the Working Drawings if such work substantially increases the scope of the Tenant Improvements, or requires structural modifications to the Building or delays Landlord’s ability to substantially complete the Tenant Improvements in accordance with this Lease.

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5.            Substantial Completion. Landlord shall cause the Tenant Improvements to be “substantially completed” on or before the Rent Commencement Date as specified in Subsection 1.1.D.(2) of the Lease, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Tenant Improvements, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Tenant Improvements or any other matter beyond the reasonable control of Landlord (or beyond the reasonable control of Landlord’s contractors or subcontractors performing the Landlord Improvements and the Tenant Improvements) and also subject to “Tenant Delays” (as defined and described in Paragraph 6 below of this Schedule B). The Tenant Improvements shall be deemed to be “substantially completed” for all purposes under this Schedule B and the Lease if and when (a) Landlord’s architect issues a written certificate to Landlord and Tenant, certifying that the Tenant Improvements have been substantially completed (i.e., completed except for Punchlist Items (as defined below)); and (b) the Tenant Improvements have been sufficiently completed to allow Tenant’s use of the Premises for the uses permitted under the Lease. For purposes of this Lease, “Punchlist Items” shall mean any punchlist items specified in the certificate of Landlord’s architect referenced above together the list of punchlist items mutually agreed upon between the parties. If the Tenant Improvements are not deemed to be substantially completed on or before the Rent Commencement Date as specified in Subsection 1.1.D.(2) of the Lease, (a) Landlord agrees to use reasonable efforts to complete the Tenant Improvements as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Schedule B as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays, and notwithstanding anything contained in the Lease to the contrary, the Rent Commencement Date as specified in Subsection 1.1.D.(2) of the Lease shall be extended to the date on which the Tenant Improvements are deemed to be substantially completed. At the request of either Landlord or Tenant in the event of such extensions in the commencement and expiration dates of the term of the Lease, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord shall complete the Punchlist Items within a commercially reasonable period of time following substantial completion of the Tenant’s Improvements.

6.            Tenant Delays. There shall be no extension of the Rent Commencement Date or Termination Date of the term of the Lease as set forth in Subsection 1.1.D of the Lease if the Tenant Improvements have not been substantially completed on said scheduled Rent Commencement Date by reason of any delay attributable to Tenant (“Tenant Delays”). Examples of Tenant Delays shall include without limitation the following:

6.1            the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1 above;

6.2            the failure of Tenant to grant approval of the Working Drawings or to propose revisions to the Working Drawings within the time periods required under Paragraph 2 above;

6.3            the failure of Tenant to comply with the requirements of Paragraph 4 above;

6.4            Tenant’s requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant’s requirements for special construction staging or phasing;

6.5            any delays caused by Tenant’s Early Occupancy or Tenant’s Work; or

6.6            any other act or omission of Tenant that causes a delay.

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7.            Items that are the responsibility of Tenant.

Tenant shall be responsible for all costs of furnishing, purchasing, delivering and installing any personal property and leasehold improvements which are not included in the Working Drawings and the Budget (collectively, “Tenant Delivery Items”) which, to the extent any of the following are desired by Tenant, may include (without limitation):

Data and voice lines	Lock sets and keying
Power poles	Keycard access
Computer room equipment	Electric strikes/latches
Computer room A/C	Security system
UPS and accessories	Furniture
Sound masking	Appliances
Projectors and screens	Work stations and accessories
Signage	Restrooms, water heater and accessories
Drinking fountain	Above building standard items

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Schedule 1 to SCHEDULE B

Tenant Improvements – Initial Plan

[To be attached when approved by Landlord and Tenant]

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SCHEDULE C

RULES AND REGULATIONS

1.            Tenant shall not obstruct or encumber the Common Area, and the sidewalks, driveways, and other public portions of the Property (herein “Public Areas”) and such Public Areas shall not be used for any purpose other than ingress and egress to and from its Premises. Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. Tenant shall not invite to, or permit to visit, its Premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose. Landlord reserves the right to control, operate, restrict and regulate the use of the Common Areas, public facilities, and any facilities furnished for the common use of the tenants in such manner as it deems best for the benefit of the tenants, including but not limited to the allocation of elevators for delivery service, and the right to designate which Building entrances shall be used for deliveries. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

2.            No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of its Premises, without the consent of Landlord. Such window or door coverings must be of a quality, type, design and color approved by Landlord and further they must be installed in a manner approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only building-standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building-standard blinds in window areas which are visible from the outside of the Building.

3.            Except as otherwise provided in the Lease, no sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by Tenant on any part of the exterior or interior of the Premises or the Building or on doors, corridor walls, the Building directory or in the elevator cabs without the prior approval of Landlord. Landlord shall review the size, color, style, content and location of any proposed signage. Landlord shall have the right to prohibit any advertising or identifying sign by Tenant which, in the sole judgment of Landlord, impairs the appearance, reputation, or the desirability of the Building as an office building comparable to other similar office buildings in the Tampa Bay metropolitan area. Upon Landlord’s approval, Tenant shall obtain all necessary approvals and permits from governmental or quasi-governmental authorities in connection with such signs. Further, approved signs shall be inscribed, painted or affixed by signmakers approved by Landlord at Tenant’s sole cost. In the event of a violation of the foregoing by Tenant, upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising or identifying sign. In the event that Tenant does not promptly correct said violation, Landlord may remove such signs without any liability, and may charge the expense incurred in such removal to the Tenant violating this Rule and Tenant hereby agrees to pay Landlord, as Additional Rent, any such expense promptly upon demand.

4.            No bicycles, vehicles, animals (except those animals officially designated as service animals), fish or birds of any kind shall be brought into or kept in or about the Premises. Bicycles need to be parked in the bicycle racks.

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5.            Nothing shall be done or permitted by Tenant which would impair or interfere with the use or enjoyment by any other occupant of the Building, including the playing of music.

6.            Nothing shall be done or permitted in the Premises and nothing shall be brought into, installed or kept in or about the Premises, which would impair or interfere with any of the HVAC, plumbing, electrical, structural components of the Building or the services of the Building or the proper and economic heating, cleaning or other services of the Building or the Premises. Tenant nor its employees, agents, licensees or invitees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

7.            No additional locks or bolts of any kind shall be placed upon any of the windows by Tenant. Duplicate keys for the Premises and restrooms shall be procured only from Landlord and Landlord may make a reasonable charge therefore. Tenant shall, upon the termination of the Lease, turn over to Landlord all keys to stores, offices and restrooms. In the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost of replacement locks and Tenant hereby agrees to pay said cost to Landlord, as Additional Rent, promptly upon demand.

8.            Any delivery or moving of any safes, freight, furniture, packages, boxes, crates or any other such object shall take place at such time and in such manner so as not to interfere with other occupants of the Building. Tenant hereby acknowledges that this may involve overtime work for Landlord’s employees. Further, Tenant hereby agrees to reimburse Landlord for extra costs incurred by Landlord including, but not limited to, Landlord’s right to inspect all objects to be brought into the Building and to exclude from the Building any objects which may in Landlord’s sole discretion violate the Lease and/or any of these Rules and Regulations. Tenant hereby agrees to pay any such costs to Landlord, as Additional Rent, promptly upon demand.

9.            No hand trucks shall be used for such moving activities except for those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

10.            Tenant shall not use or occupy its Premises, or permit any portion thereof to be used or occupied for telephone or secretarial service, messenger service, wholesale or discount shop for sale of merchandise, retail service shop, labor union, classroom, company engaged in the business of renting office or desk space, a hiring or employment agency (it being agreed, however, that this restriction shall not prohibit Tenant from hiring mortgage professionals for Tenant’s clients in the normal course of Tenant’s business), or for any use which constitutes a nuisance, or is hazardous, or, in Landlord’s opinion, likely to injure the reputation of a first-class office building. No tenant shall engage or pay any employee on its Premises, except those actually employed by such tenant, nor advertise for laborers giving an address at the Building. Except as specifically approved by Landlord in writing, no tenant shall use or permit the use of its Premises or any part thereof as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public, manufacturing, or the sale at auction of merchandise, goods or property of any kind.

11.         Tenant, before closing and leaving its Premises at any time, shall see that all lights, typewriters, copying machines and other electrical equipment are turned off. All entrance doors in Tenant’s Premises shall be kept locked when not in use. Entrance doors shall not be left open at any time.

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12.         If Tenant shall request Landlord to perform any work on the Premises or Property, Tenant shall make such request at the management office for the Building. Tenant shall not request employees of Landlord to perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

13.         Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

14.         Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in Tenant’s Premises, except for a household microwave oven or as is expressly permitted in the Lease, or otherwise consented to in writing by the Landlord.

15.         All paneling, doors, trim or other wood products not considered furniture shall be treated with fire retardant materials. Before installation of any such materials, certification of the materials’ fire retardant characteristics shall be submitted to and approved by Landlord, and all such materials shall be installed in a manner approved by Landlord.

16.         Whenever Tenant submits any plan, agreement or other document for the consent or approval of Landlord, Landlord may charge, on demand, a reasonable processing fee for the review thereof, which shall include the cost of any services of an architect, engineer or attorney employed by Landlord to review such plan, agreement or document. Tenant hereby agrees to pay any such processing fee to Landlord, as Additional Rent, promptly upon demand.

17.         Landlord shall not be responsible to Tenant for any loss of property from its Premises however occurring, or for any damage done to the effects of Tenant by Landlord’s janitors or any of its employees, or by any other person or any other cause.

18.         When electric wiring of any kind is introduced, it must be connected as directed by Landlord and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and locations of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord’s approval. Tenant shall not lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

19.         Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

i)            the exclusive right to use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

ii)           the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

iii)          the right to install and maintain a sign or signs on the exterior of the Building;

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iv)          the exclusive right to use or dispose of the use of the roof of the Building;

v)           the right to limit the space on the directory of the Building to be allotted to Tenant; and

vi)          the right to grant anyone the right to conduct any particular business or undertaking in the Building.

20.         Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

21.         Tenant shall not permit undue accumulations of garbage, trash, rubbish or any other refuse, and will keep such refuse in proper containers in the interior of the Tenant’s Premises or other places designated by the Landlord. Tenant shall participate in any trash recycling program reasonably established by Landlord for tenants in the Building.

22.         Tenant shall not conduct or permit any bankruptcy sales, unless directed by order of a court of competent jurisdiction or any fictitious fire or going out of business sale.

23.         Landlord shall have the right to close and securely lock the Building during generally accepted holidays and during such other times as Landlord may, in its sole discretion, deem advisable for the security of the Building and its tenants, provided that in any such event (except in the case of an emergency), Tenant shall have keys or security code access to the Common Areas and Premises at all times. Landlord shall give Tenant twenty-four (24) hours’ notice before so closing and securely locking the Building except in an emergency.

24.         The entire Netpark property, except designated smoking areas, is now a smoke-free environment and smoking of any type, including, without limitation, the smoking of any cigarettes, cigars, pipes or any other lighted tobacco product, is strictly prohibited in all portions of the Building, including the parking lot and inside vehicles while on the property. Tenant shall require all of its employees, contractors, customers, vendors, agents, guests, invitees, students and customers, herein after known as “Employees” to comply with the no smoking provisions of the Lease. As Landlord has established designated smoking areas at the Property; Tenant shall require all of its Employees to refrain from smoking on the Property other than in such designated smoking areas.

We will have signs posted only where the designated smoking areas are located. Please see attached site plan.

No one may smoke along any path way or walk way leading to or from the designated smoking areas, nor may Employees smoke at the picnic tables nor outdoors in any of the areas of the parking lots.

While Netpark makes these areas available to smokers, Landlord has no legal responsibility to do so. Employees who choose to use these smoking areas do so at their own risk. Finally, smokers and users of tobacco products must dispose of the remains in the proper containers. This helps to keep a neat and clean environment for all Employees and our visiting guests and customers.

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As a courtesy to non-smokers and all guests to our building, we ask that you please adhere to the following guidelines:

1.	Please use designated smoking areas only.

2.	Please use the smoking urns provided for disposal of ashes and cigarettes.

3.	Do not discard of cigarette waste on sidewalks, planters or building landscape.

All persons are hereby advised that smoking where prohibited constitutes a noncriminal violation punishable by a fine of not more than $25 for the first violation and not more than $50 for each subsequent violation.

The full cooperation of all supervisors and Employees is expected to ensure that this smoking policy is enforced.

Tenant is responsible that all their Employees receive and abide by all smoking policies and rules and regulations.

If this policy is abused by the tenant’s Employees, the next step will be to make Netpark a completely non-smoking site.

25.            Landlord reserves the right to rescind, alter, waive or add any rule or regulation at any time prescribed for the Building when Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, the preservation of good order therein, the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation with respect to one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

C-5

SCHEDULE D

Commencement Date Certificate

TERM –COMMENCEMENT DATE CERTIFICATE

THIS COMMENCEMENT DATE CERTIFICATE is entered into by Landlord and Tenant pursuant to Subsection 5.5 of that certain Office Lease dated as of ________, 201__, executed by and between Landlord and Tenant (the “Lease”).

1.            Definitions. In this Certificate, the following terms have the meanings given to them:

(a)            Landlord: BLUETT CAPITAL REALTY, INC., a Florida corporation, as Authorized Agent for Landlord.

(b)            Tenant: CONTINENTAL BENEFITS, LLC, a Florida limited liability company.

(c)            Lease: Office Lease dated as of _____, 201___, between Landlord, and Tenant.

(d)            Premises: Suite 1417, consisting of approximately 32,842 square feet of rental area in the Building.

(e)            Building Address:              5701 East Hillsborough Avenue

Tampa, Florida 33610

2.            Confirmation of Term. Landlord and Tenant confirm that the Rent Commencement Date of the Lease is ____________, 201__, and the Termination Date is ____________, 202___.

3.            Acceptance of the Premises. Tenant accepted the Premises on ____________, 201___, and first occupied the Premises on ____________, 201___.

Landlord and Tenant have executed this Commencement Date Certificate as of the dates set forth below.

LANDLORD:

BLUETT CAPITAL REALTY, INC., a Florida corporation, as Authorized Agent for Landlord

By:
Name:
Title:

Date:

TENANT:

CONTINENTAL BENEFITS, LLC, a Florida limited liability company

By:
Name:
Title:

Date:

D-1

SCHEDULE X

METHOD OF BUILDING MEASUREMENT FOR OFFICE SPACE

I.            SINGLE-TENANCY FLOORS

The Rental Area of a single-tenancy floor shall be the area within the outside walls computed by measuring from the inside surface of the window glass to the inside surface of the opposite window glass including columns and projections necessary to the building as well as accessory areas within and exclusively serving only that floor, with their enclosing walls, toilets, janitors closets, electrical closets, air-conditioning rooms and fan rooms and telephone closets, together with zero percent (0%) of the sum so determined as a “Common Area Factor”. Rental Area will not include penetrations made by public stairs, fire towers, public elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts.

II.           DIVIDED FLOORS

The Rental Area of an individual office or a portion of a divided floor shall be the area computed by measuring from the inside surface of the window glass to the finished surface of the corridor side of corridor partitions and from center to center of the partitions that separate the Premises from adjoining Rental Areas including columns and projections necessary to the Building together with 15 percent (15%) of the sum so determined as a “Common Area Factor”.

1